Exhibit 4.10

                                                                  ALLEN & OVERY

                   ALLEN & OVERY LLP

                        AMENDED AND RESTATED SERVICING
                                   AGREEMENT

                   HALIFAX plc
                   as Servicer

                   and

                   PERMANENT MORTGAGES TRUSTEE LIMITED
                   as Mortgages Trustee

                   and

                   HALIFAX plc
                   as Seller

                   and

                   PERMANENT FUNDING (NO. 1) LIMITED
                   as Funding 1

                   and

                   PERMANENT FUNDING (NO. 2) LIMITED
                   as Funding 2

                   and

                   THE BANK OF NEW YORK
                   as Funding 1 Security Trustee

                   THE BANK OF NEW YORK
                   as Funding 2 Security Trustee

                   DATED [*] 2006

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                                   CONTENTS

CLAUSE                                                                     PAGE
1.    Definitions and Interpretation..........................................2
2.    Appointment of Servicer.................................................2
3.    The Administration Services.............................................3
4.    Mortgages Trustee Variable Base Rate/Mortgages Trustee Tracker Rate.....6
5.    Administration of Mortgages.............................................9
6.    No Liability...........................................................14
7.    New Loans..............................................................14
8.    Product Switching and Further Advances.................................14
9.    Redemption of Mortgages................................................15
10.   Powers of Attorney.....................................................15
11.   Costs and Expenses.....................................................16
12.   Information............................................................16
13.   Remuneration...........................................................18
14.   Insurances.............................................................18
15.   Halifax Insurance Policies.............................................19
16.   Buildings Policies.....................................................19
17.   Title Deeds and Customer Files.........................................19
18.   Data Protection........................................................21
19.   Covenants of Servicer..................................................22
20.   Services Non-Exclusive.................................................23
21.   Termination............................................................23
22.   Further Assurance......................................................25
23.   Miscellaneous..........................................................26
24.   Confidentiality........................................................27
25.   Notices................................................................28
26.   Variation and Waiver...................................................28
27.   No Partnership.........................................................29
28.   Assignment.............................................................29
29.   Change of Funding 1 Security Trustee and/or Funding 2 Security Trustee.29
30.   Amendments.............................................................30
31.   Exclusion of Third Party Rights........................................30
32.   Counterparts and Severability..........................................30
33.   Governing Law and Jurisdiction.........................................30
34.   Process Agent..........................................................30

SCHEDULE

1.    The Services...........................................................31
2.    Form of Investor Monthly Report........................................32
3.    Minimum Servicing Standards............................................36
4.    Form of Annual Certification...........................................38
5.    Form of Servicing Criteria to be Addressed in Assessment of
      Compliance Statement...................................................39

Signatories..................................................................44

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THIS AMENDED AND RESTATED SERVICING AGREEMENT (this AGREEMENT) is made as a deed on [*] 2006

BETWEEN:

(1) HALIFAX PLC (registered number 02367076), a public limited company incorporated under the laws of England and Wales whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG (in its capacity as the SERVICER of the Loans and their Related Security);

(2) PERMANENT MORTGAGES TRUSTEE LIMITED (registered number 83116), a private limited company incorporated under the laws of Jersey, Channel Islands whose registered office is at 47 Esplanade, St. Helier, Jersey JE1 0BD, Channel Islands (in its capacity as the MORTGAGES TRUSTEE);

(3) HALIFAX PLC (registered number 02367076), a public limited company incorporated under the laws of England and Wales whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG (in its capacity as the SELLER and as one of the Beneficiaries);

(4) PERMANENT FUNDING (NO. 1) LIMITED (registered number 4267660), a private limited company incorporated under the laws of England and Wales whose registered office is at 35 Great St. Helen's, London EC3A 6AP (in its capacity as FUNDING 1 and one of the Beneficiaries);

(5) PERMANENT FUNDING (NO. 2) LIMITED (registered number 04441772), a private limited company incorporated under the laws of England and Wales whose registered office is at 35 Great St. Helen's, London EC3A 6AP (in its capacity as FUNDING 2 and one of the Beneficiaries); and

(6) THE BANK OF NEW YORK, a New York banking corporation acting through its office at 48th Floor, One Canada Square, London E14 5AL (in its capacity as the FUNDING 1 SECURITY TRUSTEE and the FUNDING 2 SECURITY TRUSTEE, which expression shall include such companies and all other persons or companies for the time being acting as security trustee (or co-trustee) pursuant to the terms of the Funding 1 Deed of Charge or the Funding 2 Deed of Charge, as the case may be).

WHEREAS:

(A) The Servicer carries on the business of, inter alia, administering mortgage loans secured on residential properties within the United Kingdom.

(B) By the Mortgage Sale Agreement, the Seller agreed to sell certain mortgage loans it had originated to individual borrowers together with their Related Security to the Mortgages Trustee. The Mortgages Trustee holds those mortgage loans as bare trustee for Funding 1, Funding 2 and the Seller pursuant to the terms of the Mortgages Trust Deed.

(C) The Servicer has agreed to provide administration and management services to the Mortgages Trustee, the Seller, Funding 1 and, following the Programme Date, Funding 2 on the terms and subject to the conditions contained in the Servicing Agreement dated 14 June 2002, as amended and restated on 6 March 2003, 25 November 2003, 12 March 2004, 22 July 2004, 18 November 2004, 23 March 2005, 22 June 2005, 22 March 2006 and as further amended and restated by this Agreement and from time to time (the SERVICING AGREEMENT) in relation to, inter alia, the Loans and their Related Security sold to the Mortgages Trustee by the Seller.

(D) The parties to the Servicing Agreement have agreed to amend and restate the terms of the Servicing Agreement as set out herein.

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IT IS HEREBY AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

1.1 The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Agreement and dated [*] 2006 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Agreement) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto, and this Agreement shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 of the Master Definitions and Construction Schedule.

      For the purposes of this Agreement:

      COMMISSION means the United States Securities and Exchange Commission;

      REGULATION AB means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. [SECTION][SECTION]229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time;

      SARBANES-OXLEY CERTIFICATION has the meaning specified in CLAUSE
      5.7(A)(IV);

      SERVICING CRITERIA means the "servicing criteria" set forth in Item 1122(d) of Regulation AB; and

      SUBCONTRACTOR means any vendor, subcontractor or other person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in
      Item 1122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of the Servicer.

1.2 Any reference in this Agreement to any discretion, power or right on the part of the Mortgages Trustee shall be exercised by the Mortgages Trustee only as directed by the Beneficiaries but subject in each case to the provisions of the Mortgages Trust Deed and the Controlling Beneficiary Deed.

1.3 Save as expressly provided herein, any warranties or undertakings provided under this Agreement are made to each other party to this Agreement.

1.4 This Agreement amends and restates the Servicing Agreement made on 14 June 2002 as amended and restated on 6 March 2003, 25 November 2003, 12 March 2004, 22 July 2004, 18 November 2004, 23 March 2005, 22 June 2005
      and 22 March 2006 (the PRINCIPAL AGREEMENT). As of the date of this Agreement, any future rights or obligations (excluding such obligations accrued to the date of this Agreement) of a party under the Principal Agreement shall be extinguished and shall instead be governed by this Agreement. The parties agree that this amended and restated Agreement shall have effect and be operational as from 14 June 2002.

2.    APPOINTMENT OF SERVICER

2.1 Subject to CLAUSES 2.4 and 4.3(E), and until termination pursuant to CLAUSE 21, the Mortgages Trustee, the Seller and Funding 1 (according to their respective estates and interests) each hereby

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      appoints the Servicer as its lawful agent on their respective behalf to administer the Loans and their Related Security, to provide certain other administration and management services and to exercise their respective rights, powers and discretions, and to perform their respective duties, under and in relation to the Loans and their Related Security. The Servicer in each case hereby accepts such appointment on the terms and subject to the conditions of this Agreement. The Funding 1 Security Trustee consents to the appointment of the Servicer on the terms of and subject to the conditions of this Agreement.

2.2 Subject to CLAUSE 4.3(E) and CLAUSE 2.5, and until termination pursuant to CLAUSE 21, Funding 2 (according to its estates and interests) hereby appoints the Servicer as its lawful agent on its behalf to administer the Loans and their Related Security, to provide certain other administration and management services and to exercise its rights, powers and discretions, and to perform its duties, under and in relation to the Loans and their Related Security. The Servicer hereby accepts such appointment on the terms and subject to the conditions of this Agreement. The Funding 2 Security Trustee consents to the appointment of the Servicer on the terms of and subject to the conditions of this Agreement.

2.3 For the avoidance of doubt and in connection with the rights, powers and discretions conferred under CLAUSE 2.1 and CLAUSE 2.2, during the continuance of its appointment hereunder, the Servicer shall, subject to the terms and conditions of this Agreement, the Mortgage Conditions, the Mortgage Sale Agreement and the Mortgages Trust Deed, have the full power, authority and right to do or cause to be done any and all things which it reasonably considers necessary, convenient or incidental to the administration of the Loans and their Related Security or the exercise of such rights, powers and discretions, provided however that neither the Mortgages Trustee, Funding 1 nor Funding 2 nor their respective directors shall be required or obliged at any time to enter into any transaction or to comply with any directions which the Servicer may give with respect to the operating and financial policies of the Mortgages Trustee, Funding 1 or Funding 2 and the Servicer hereby acknowledges that all powers to determine such policies (including the determination of whether or not any particular policy is for the benefit of the Mortgages Trustee, Funding 1 or Funding 2) are, and shall at all times remain, vested, as the case may be, in the Mortgages Trustee and/or Funding 1 and/or Funding 2 (and their respective directors) and none of the provisions of this Agreement shall be construed in a manner inconsistent with this proviso.

2.4 The appointment pursuant to CLAUSE 2.1 is conditional upon the issue of the First Issuer Notes having taken place and shall take effect upon and from the Initial Closing Date automatically without any further action on the part of any person PROVIDED THAT if the issue of the First Issuer Notes has not occurred by 14 June 2002, or such later date as the First Issuer and the Joint Lead Managers may agree, the appointment of the Servicer as agent of Funding 1 under CLAUSE 2.1 shall not take effect.

2.5 The appointment pursuant to CLAUSE 2.2 is conditional upon the acquisition by Funding 2 from the Seller of a portion of the Seller's beneficial interest in the Mortgages Trust pursuant to the Seller Mortgages Trust Assignment Agreement and shall take effect upon and from the Programme Date automatically without any further action on the part of any person PROVIDED THAT if Funding 2 has not acquired from the Seller a portion of the Seller's beneficial interest in the Mortgages Trust by [*] 2006, or such later date as the Seller and Funding 2 may agree, the appointment of the Servicer as agent of Funding 2 under CLAUSE 2.2 shall not take effect.

3.    THE ADMINISTRATION SERVICES

3.1   GENERAL

(a) The duty of the Servicer shall be to provide the services set out in this Agreement including SCHEDULE 1 hereto (the SERVICES).

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(b)   If and when the Servicer is requested to confirm or state the capacity in which it is administering and servicing the Loans, their Related Security and related matters pursuant to this Agreement by any Borrower or any third party not being a party to this Agreement and to whom the Servicer is obliged by law to disclose such information, the Servicer shall confirm or state that it is acting in its capacity as servicer of the Loans, their Related Security and related matters as agent for and on behalf of the Mortgages Trustee and the Beneficiaries and not on its own behalf.

3.2   SUB-CONTRACTS

(a) The Servicer may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement, provided that such sub-contracting or delegation would not prevent the Servicer, the Mortgages Trustee, Funding 1 or Funding 2 from complying in all material respects with any law, statute, judgment, decree, order, licence, authorisation, rule, order and provided further that (subject to CLAUSE 3.2(B)):

      (i) the prior written consent of Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee to the proposed arrangement (including, if Funding 1 and the Funding 1 Security Trustee or Funding 2 and the Funding 2 Security Trustee consider it necessary, approving any contract which sets out the terms on which such arrangements are to be made) has been obtained and written notification has been given to each of the Rating Agencies;

      (ii) where the arrangements involve the custody or control of any Customer Files and/or Title Deeds relating to the Portfolio for the purpose of performing any delegated Services the sub-contractor or delegate has executed an acknowledgement in form and substance acceptable to Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee to the effect that any such Customer Files and/or Title Deeds are and will be held to the order of the Mortgages Trustee (as trustee for the Beneficiaries);

      (iii) where the arrangements involve or may involve the receipt by the sub-contractor or delegate of monies belonging to the Beneficiaries which, in accordance with this Agreement, are to be paid into the Mortgages Trustee GIC Account and/or the Funding 1 GIC Account and/or the Funding 2 GIC Account, the sub-contractor or delegate has executed a declaration in form and substance acceptable to the Beneficiaries that any such monies held by it or to its order are held on trust for the Beneficiaries and will be paid forthwith into, as applicable, the Mortgages Trustee GIC Account and/or the Funding 1 GIC Account and/or the Funding 2 GIC Account in accordance with the terms of the Mortgages Trust Deed;

      (iv) any such sub-contractor or delegate has executed a written waiver of any Security Interest arising in connection with such delegated Services (to the extent that such Security Interest relates to the Portfolio or any amount referred to in (III) above);

      (v) neither the Funding 1 Security Trustee, the Funding 2 Security Trustee, the Mortgages Trustee, Funding 1 nor Funding 2 shall have any liability for any costs, charges or expenses payable to or incurred by such sub?contractor or delegate or arising from the entering into, the continuance or the termination of any such arrangement; and

      (vi) any such sub-contractor or delegate shall have confirmed to the Servicer, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee that it has, and shall maintain, all requisite consents, authorisations, approvals, licences, and orders, including without limitation all authorisations under the FSMA, to enable it to fulfil its obligations under or in connection with any such arrangement.

(b)   The provisos to CLAUSE 3.2(A)(I), (II) and (III) shall not apply:

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      (i)    to the engagement by the Servicer of:

             (A) any receiver, solicitor, insurance broker, valuer, surveyor, accountant, estate agent, insolvency practitioner, auctioneer, bailiff, sheriff officer, debt counsellor, tracing agent, property management agent, licensed conveyancer, qualified conveyancer or other professional adviser acting as such; or

             (B) any locksmith, builder or other contractor acting as such in relation to a Property,

             in any such case being a person or persons whom the Servicer would be willing to appoint in respect of its own mortgages in connection with the performance by the Servicer of any of its obligations or functions or in connection with the exercise of its powers under this Agreement; or

      (ii) to any delegation to any wholly-owned subsidiary of the Seller or HBOS plc from time to time.

(c) The Mortgages Trustee and/or Funding 1 and/or Funding 2 and the Funding 1 Security Trustee and the Funding 2 Security Trustee may by notice in writing require the Servicer to assign to the Mortgages Trustee any rights which the Servicer may have against any sub-contractor or delegate arising from the performance of services by such person relating to any matter contemplated by this Agreement and the Servicer acknowledges that such rights assigned to the Mortgages Trustee will be exercised by the Mortgages Trustee as trustee for the Beneficiaries subject to the terms of the Mortgages Trust Deed.

(d) Notwithstanding any sub-contracting or delegation of the performance of its obligations under this Agreement, the Servicer shall not thereby be released or discharged from any liability hereunder and shall remain responsible for the performance of all of the obligations of the Servicer under this Agreement, and the performance or non-performance or the manner of performance of any sub-contractor or delegate of any of the Services shall not affect the Servicer's obligations under this Agreement and any breach in the performance of the Services by such sub-contractor or delegate shall, subject to the Servicer being entitled for a period of 20 London Business Days from receipt of any notice of the breach to remedy such breach by any sub-contractor or delegate, be treated as a breach of this Agreement by the Servicer.

3.3   NOTICES ETC.

(a) Within 20 London Business Days of the Initial Closing Date, the Servicer will give notice (or procure that notice is given) by courier or by special delivery to HBOS Insurance (PCC) Guernsey Limited of the assignment to the Mortgages Trustee by the Seller of its interests in the Halifax Mortgage Re Limited MIG Policies pursuant to the Assignment of Halifax Mortgage Re Limited MIG Policies, which shall be held by the Mortgages Trustee absolutely as bare trustee for the Beneficiaries pursuant to the Mortgages Trust Deed, and the Servicer shall take all reasonable steps to ensure the return by the relevant recipient of the duplicate notices of assignment by way of acknowledgement thereof.

(b) Promptly upon request by Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee, the Servicer shall procure that any notices permitted to be given by the Mortgages Trustee under CLAUSE 6.4 of the Mortgage Sale Agreement are so given by the Servicer on the Mortgages Trustee's behalf.

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3.4   LIABILITY OF SERVICER

(a) The Servicer shall indemnify each of the Mortgages Trustee and the Beneficiaries on demand on an after-tax basis for any loss, liability, claim, expense or damage suffered or incurred by any of them in respect of the negligence or wilful default of the Servicer in carrying out its functions as Servicer under this Agreement or the other Transaction Documents or as a result of a breach by the Servicer of the terms and provisions of this Agreement or the other Transaction Documents in relation to such functions.

(b) For the avoidance of doubt, the Servicer shall not be liable in respect of any loss, liability, claim, expense or damage suffered or incurred by the Mortgages Trustee and/or the Beneficiaries and/or any other person as a result of the proper performance of the Services by the Servicer save where such loss, liability, claim, expense or damage is suffered or incurred as a result of any negligence or wilful default of the Servicer or as a result of a breach by the Servicer of the terms and provisions of this Agreement or the other Transaction Documents in relation to such functions.

(c) Any indemnification under this CLAUSE 3.4 in respect of loss suffered by the Beneficiaries while Halifax plc is Servicer shall be paid for by reducing the Seller Share of the Trust Property by an amount equal to the relevant loss incurred by the Beneficiaries in accordance with CLAUSE 8.4 of the Mortgages Trust Deed and SCHEDULE 2 to the Cash Management Agreement.

4.    MORTGAGES TRUSTEE VARIABLE BASE RATE/MORTGAGES TRUSTEE TRACKER RATE

4.1 The Mortgages Trustee and each of the Beneficiaries each hereby grants the Servicer full right, liberty and authority from time to time, in accordance with the relevant Mortgage Terms, to determine and set the Mortgages Trustee Variable Base Rate and any variable margin incorporated within the Mortgages Trustee Tracker Rate above the Bank of England repo rate applicable in relation to Tracker Rate Loans chargeable to Borrowers from time to time. In exercising such right, liberty and authority the Servicer undertakes to each of the other parties to this Agreement that it shall not at any time, without the prior consent of the Mortgages Trustee, Funding 1 and Funding 2, set or maintain the Mortgages Trustee Variable Base Rate at a rate which is higher than (although it may be lower than or equal to) the then prevailing Seller's Variable Base Rate, nor will it set or maintain a margin incorporated within the Mortgages Trustee Tracker Rate above the Bank of England repo rate in respect of any Tracker Rate Loan, which is higher than the margin above the Bank of England repo rate then applying to those Tracker Rate Loans beneficially owned by the Seller outside the Portfolio except in the limited circumstances described in this paragraph when the Mortgages Trustee will be entitled to do so. The Servicer will not at any time, without the prior consent of the Mortgages Trustee, Funding 1 and Funding 2, set or maintain:

      (a) the Mortgages Trustee Variable Base Rate at a rate which is higher than (although it may be lower than or equal to) the then prevailing Seller's Variable Base Rate which applies to loans beneficially owned by the Seller outside the Portfolio;

      (b) the margin incorporated within the Mortgages Trustee Tracker Rate in respect of any Tracker Rate Loan in the Portfolio which, where the offer conditions for that Tracker Rate Loan provide that the margin above the Bank of England repo rate shall be the same as the margin above the Bank of England repo rate applicable to all other loans having the same offer conditions in relation to interest rate setting as that Tracker Rate Loan, is higher or lower than the margin above the Bank of England repo rate then applying to those Tracker Rate Loans beneficially owned by the Seller outside the Portfolio; and

      (c) the margin incorporated within the Mortgages Trustee Tracker Rate above the Bank of England repo rate in respect of any other Tracker Rate Loan which is higher than the margin

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             above the Bank of England repo rate which would then be set in accordance with the Seller's Policy from time to time in relation to that Tracker Rate Loan,

      unless the Servicer is required to do so pursuant to CLAUSE 4.3, and, subject to that requirement, that it shall not change the Mortgages Trustee Variable Base Rate nor the Mortgages Trustee Tracker Rate save for the same reasons as the Seller was entitled, under the Mortgage Conditions, to change the Seller's Variable Base Rate and the Seller's Tracker Rate prior to the sale to the Mortgages Trustee of the Loans comprised in the Portfolio and their Related Security. Each of the Mortgages Trustee and the Beneficiaries shall be bound by the Mortgages Trustee Variable Base Rate and the Mortgages Trustee Tracker Rate set in accordance with this Agreement.

4.2 The Servicer shall take the steps rendered necessary by the relevant Mortgage Terms and applicable law (including, without limitation, the Guidance Note on Interest Variation Terms issued by the Office of Fair Trading in February 2000 and any successor guideline or applicable additional guidelines) to bring each change in such rate or rates of interest to the attention of the relevant Borrowers, whether due to a change in the Mortgages Trustee Variable Base Rate or the Mortgages Trustee Tracker Rate or as a consequence of any provisions of the Mortgage Terms. Any change in the Mortgages Trustee Variable Base Rate or the Mortgages Trustee Tracker Rate shall be notified in writing to each of the Mortgages Trustee, the Funding 1 Security Trustee, the Funding 2 Security Trustee and the Beneficiaries as soon as reasonably practicable and shall, upon receipt of a request from any of such parties, notify such requesting party of any changes in the Monthly Payments in relation to the Loans. All costs arising in relation to such a notification of a change in such rate or rates of interest shall be borne by the Servicer.

4.3   (a)    On each Funding 1 Interest Payment Date and Funding 2 Interest
             Payment Date the Servicer shall determine, having regard to the aggregate of:

             (i) the revenue which each of Funding 1 and Funding 2 would respectively expect to receive during the next succeeding related Interest Period;

             (ii) the Mortgages Trustee Variable Base Rate, any variable margins applicable in relation to any Tracker Rate Loans and the Variable Mortgage Rates in respect of the Loans which the Servicer proposes to set under this CLAUSE 4; and

             (iii) the other resources available to:

                   (A) Funding 1 including the Funding 1 Swap Agreement, the Funding 1 Liquidity Facility, the General Reserve Fund and the Liquidity Reserve Fund; and

                   (B) Funding 2 including the Funding 2 Swap Agreement and the Funding 2 General Reserve Fund,

                   whether:

                         I. Funding 1 would receive an amount of revenue during that related Interest Period which when aggregated with the funds otherwise available to it is less than the amount which is the aggregate of (a) the amount of interest which will be payable in respect of the Term AAA Advances of the Funding 1 Issuer's and all amounts ranking higher in priority to such amounts on the Funding 1 Interest Payment Date falling at the end of such Interest Period and (b) the other senior expenses of Funding 1 which rank in priority thereto

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                              (the amount (if any) by which it is less being
                              the FUNDING 1 INTEREST RATE SHORTFALL); and

                         II. Funding 2 would receive an amount of revenue during that related Interest Period which when aggregated with the funds otherwise available to it is less than the amount which is the aggregate of (a) the amount of interest which will be payable in respect of the AAA Loan Tranches under the Master Intercompany Loan Agreement and all amounts ranking higher in priority to such amounts falling at the end of such Interest Period and (b) the other senior expenses of Funding 2 which rank in priority thereto (the amount (if any) by which it is less being the FUNDING 2 INTEREST RATE SHORTFALL).

      (b) If the Servicer determines that there will be either a Funding 1 Interest Rate Shortfall or a Funding 2 Interest Rate Shortfall, it will within one London Business Day of such determination give written notice thereof to the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee of such Funding 1 Interest Rate Shortfall or Funding 2 Interest Rate Shortfall, as the case may be, and of the Mortgages Trustee Variable Base Rate and/or the Mortgages Trustee Tracker Rate which would (taking into account the applicable Mortgage Conditions), in the Servicer's reasonable opinion, need to be set in order for no Funding 1 Interest Rate Shortfall or Funding 2 Interest Rate Shortfall, as the case may be, to arise, having regard to the date(s) (which shall be specified in the notice) on which such change to the Mortgages Trustee Variable Base Rate and the Mortgages Trustee Tracker Rate would take effect and at all times acting in accordance with the standards of a Reasonable, Prudent Mortgage Lender as regards the competing interests of Borrowers with Mortgage Trustee Variable Base Rate Loans and Borrowers with Mortgages Trustee Tracker Rate Loans.

      (c) If the Mortgages Trustee, Funding 1 and the Funding 1 Security Trustee notify the Servicer that, having regard to the obligations of Funding 1, the Mortgages Trustee Variable Base Rate and/or the Mortgages Trustee Tracker Rate should be increased but no notification is received by the Servicer under CLAUSE 4.3(D), the Servicer, as agent for and on behalf of, inter alios, the Mortgages Trustee and the Beneficiaries, shall take all steps which are necessary, including publishing any notice which is required in accordance with the Mortgage Terms, to effect such change in the Mortgages Trustee Variable Base Rate and/or the Mortgages Trustee Tracker Rate on the date(s) specified in the notice referred to in CLAUSE 4.3(B).

      (d) If the Mortgages Trustee, Funding 2 and the Funding 2 Security Trustee notify the Servicer that, having regard to the obligations of Funding 2, the Mortgages Trustee Variable Base Rate and/or the Mortgages Trustee Tracker Rate should be increased but no notification is received by the Servicer under CLAUSE 4.3(C), the Servicer, as agent for and on behalf of, inter alios, the Mortgages Trustee and the Beneficiaries, shall take all steps which are necessary, including publishing any notice which is required in accordance with the Mortgage Terms, to effect such change in the Mortgages Trustee Variable Base Rate and/or the Mortgages Trustee Tracker Rate on the date(s) specified in the notice referred to in CLAUSE 4.3(B).

      (e)    If the Servicer receives notification from:

             (i) the Mortgages Trustee, Funding 1 and the Funding 1 Security Trustee in accordance with CLAUSE 4.3(C); and

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             (ii)   the Mortgages Trustee, Funding 2 and the Funding 2 Security
                    Trustee in accordance with CLAUSE 4.3(D),

             then the Servicer, as agent for and on behalf of the Mortgages Trustee and the Beneficiaries, shall take all steps which are necessary, including publishing any notice which is required in accordance with the Mortgage Terms, to effect such change in the Mortgages Trustee Variable Base Rate and/or the Mortgages Trustee Tracker Rate on the date(s) specified in the notice referred to in CLAUSE 4.3(B).

      (f) The Mortgages Trustee and/or Funding 1 and/or Funding 2 and/or the Funding 1 Security Trustee and/or the Funding 2 Security Trustee may terminate the authority of the Servicer under CLAUSE 4.1 and CLAUSE 4.3 to determine the Mortgages Trustee Variable Base Rate and the Mortgages Trustee Tracker Rate on or after the occurrence of a Servicer Termination Event, in which case the Mortgages Trustee shall set the Mortgages Trustee Variable Base Rate and the Mortgages Trustee Tracker Rate in accordance with this CLAUSE 4.

5.    ADMINISTRATION OF MORTGAGES

5.1   DIRECT DEBITING SCHEME

(a) For the purposes of collecting amounts due from Borrowers under the Loans and their Related Security comprised in the Portfolio in accordance with this Agreement the Servicer will unless otherwise agreed in writing with the Beneficiaries:

      (i) act, or procure that another person approved in writing by the Beneficiaries (such approval not to be unreasonably withheld) (the Third Party Collection Agent) acts, as collection agent for the Mortgages Trustee and the Beneficiaries under the Direct Debiting Scheme and remains a member of the Direct Debiting Scheme or any scheme which replaces the Direct Debiting Scheme;

      (ii) subject to Clauses 5.1(b) and 5.1(c), deliver to the Bankers Automated Clearing System (BACS) or to the Account Bank such instructions as may be necessary from time to time for the debit of the account of each Borrower in respect of which there is a direct debit mandate (the date of such delivery being the D.D.
             Date) with the Monthly Payment due from such Borrower, and for the amount of such Monthly Payment to be credited to the Mortgages Trustee GIC Account on the day after the D.D. Date or, if such day is not a London Business Day, the following London Business Day unless the short-term ratings of the Account Bank fall below A-1+ by S&P, P-1 by Moody's or F1+ by Fitch, in which case all further instructions by the Servicer to debit the accounts of Borrowers that are subject to direct debit bank mandates shall be made to another bank which has a rating of at least A-1+ by S&P, P-1 by Moody's or F1+ by Fitch, or directly to the Mortgages Trustee GIC Account;

      (iii) subject to Clauses 5.1(b) and 5.1(c), deliver to the Account Bank or BACS (as appropriate) instructions for the debit of the account of each Borrower in respect of which there is a direct debit mandate and the Monthly Payment due and owing from such Borrower on the D.D. Date immediately preceding the next succeeding Monthly Payment Date remains outstanding to the extent that, on the date of presentation of such instructions, such Monthly Payment has not been received in full by the Servicer on behalf of the Mortgages Trustee and where the instructions for the debit of the account of the relevant Borrower for the Monthly Payment due and owing from such Borrower was returned to the Servicer marked "insufficient funds" within 10 London Business Days of receipt by the Servicer of any such returned instructions;

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

      (iv) subject to Clauses 5.1(b) and 5.1(c), deliver to the Account Bank or BACS (as appropriate) such other instructions for the debit of the account of each Borrower in respect of which there is a direct debit mandate in accordance with the Direct Debiting Scheme as may be appropriate for the recovery of sums due by such Borrower; and

      (v) comply in all material respects with the requirements from time to time of the Direct Debiting Scheme including "The Originator's Guide and Rules to the Direct Debiting Scheme" as amended from time to time, and take all such other steps as are reasonably appropriate, including in particular the preparation and administration of appropriate computer tapes in connection with BACS, to ensure that all monies received from Borrowers during banking hours on any particular day are credited on the next day to the Mortgages Trustee GIC Account.

(b) The Servicer may agree with a Borrower that the Direct Debiting Scheme shall not apply to Monthly Payments to be made by such Borrower, provided, subject to CLAUSE 5.1(D), that (i) alternative payment arrangements are made which are intended to ensure timely payment of Monthly Payments due from the Borrower to the Mortgages Trustee on behalf of the Beneficiaries, and (ii) the change in arrangements was made at the instigation of the Borrower or by the Servicer in accordance with the procedures which would be adopted by a Reasonable, Prudent Mortgage Lender.

(c) The Servicer may, notwithstanding the proviso to CLAUSE 5.1(B), agree such procedures for the payment by a Borrower of (i) overdue amounts and
      (ii) amounts payable on redemption of a Mortgage in whole or in part other than through the Direct Debiting Scheme as would be agreed by a Reasonable, Prudent Mortgage Lender.

(d) The Servicer shall, notwithstanding the proviso to CLAUSE 5.1(B), use its reasonable endeavours to credit Monthly Payments made by a Borrower under a payment arrangement other than the Direct Debiting Scheme to the Mortgages Trustee GIC Account as follows:

      (i) where the Borrower pays by standing order, by close of business on the second London Business Day following the day on which such amount is received or credited by the Servicer;

      (ii) where the Borrower pays by payment of cash, by transfer payment from another account of the Seller or by cheque where reference to the relevant Borrower is provided or payments are made by way of paying-in book, by close of business on the London Business Day which immediately follows the day on which such amount is received or credited by the Servicer; and

      (iii) where the Borrower pays by cheque where a reference to the relevant Borrower is not provided, by close of business on the next London Business Day after notification from the banks operating the Seller Bank Accounts of the identity of the Borrower.

(e) Where a Borrower permits a direct debit to be made to his bank account, the Servicer will endeavour to procure that such Borrower maintains a valid and effective mandate relating to such direct debit in relation to each Monthly Payment due from that Borrower, provided that in any case where a Borrower will not permit a direct debit to be made to his bank account the Servicer will endeavour to make alternative arrangements acceptable to a Reasonable, Prudent Mortgage Lender so that such Borrower nevertheless pays each Monthly Payment within the month in which it falls due.

(f) In the event that the BACS system ceases to operate for any reason the Servicer will use reasonable endeavours to make alternative arrangements for the use of the back up systems available to each Account Bank.

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

(g) If at any time the Servicer shall receive notice whether under the Direct Debiting Scheme or otherwise that any amount (or part thereof), which was paid in or credited pursuant to CLAUSE 5.1 and which has been transferred to the Mortgages Trustee GIC Account has not been received as cleared funds or has otherwise been recalled, the Servicer shall notify the Cash Manager and instruct the Cash Manager forthwith to debit the Mortgages Trustee GIC Account and credit the relevant collection account for the whole or any part of such amount (such amount hereinafter referred to as the SHORTFALL) and, an amount equal to any costs which are irrecoverable by the Servicer from the relevant Borrower incurred by the Servicer as a result of such shortfall; PROVIDED THAT no debit from the Mortgages Trustee GIC Account for the credit of the collection accounts in respect of any shortfall may be made on or after a Calculation Date in respect of the relevant period between that Calculation Date and the next Distribution Date unless sufficient funds are available after providing or making provision for all payments to be made on the next succeeding Distribution Date. After that following Distribution Date the Mortgages Trustee shall transfer, or procure on its behalf the transfer, from the Mortgages Trustee GIC Account to the relevant collection account of an amount equal to such shortfall subject to it having sufficient funds available to it or the Servicer shall deduct an amount equal to such shortfall from payments otherwise due on a daily basis from the Seller to the Mortgages Trustee in respect of Principal Receipts and Interest Receipts received under the Loans.

5.2   ADMINISTRATION AND ENFORCEMENT OF MORTGAGES

(a) The Mortgages Trustee and the Beneficiaries hereby direct the Servicer to administer the Loans comprised in the Portfolio and carry out its specific obligations under this Agreement in accordance with the Seller's Policy.

(b) The Servicer will, in relation to any default by a Borrower under or in connection with a Loan or a Mortgage comprised in the Portfolio, comply with the Enforcement Procedures or, to the extent that the Enforcement Procedures are not applicable having regard to the nature of the default in question, take such action as is not materially prejudicial to the interests of the Mortgages Trustee (as trustee for the Beneficiaries) and the Beneficiaries under the relevant MIG Policy, provided that:

      (i) the Servicer shall only become obliged to comply with the Enforcement Procedures (to the extent applicable) or to take action as aforesaid after it has become aware of the default;

      (ii) it is acknowledged by the Beneficiaries that mortgage lenders generally exercise discretion in pursuing their respective enforcement procedures and that the Servicer may exercise such discretion as would a Reasonable, Prudent Mortgage Lender in applying the Enforcement Procedures to any particular defaulting Borrower or taking action as aforesaid, provided that in exercising such discretion the interest of Funding 1 and/or Funding 2 in the Portfolio is not materially prejudiced; and

      (iii) in any case where any of the Insurance Policies requires exact compliance with certain enforcement procedures the Servicer shall procure the prior written consent of the relevant insurance company for any deviation by it from such enforcement procedures.

5.3   RECORDS

      The Servicer shall keep and maintain records in relation to the Portfolio, on a Loan by Loan basis, for the purposes of identifying amounts paid by each Borrower, any amount due from a Borrower and the principal balance (and, if different, the total balance) from time to time outstanding on a Borrower's account and such other records as would be kept by a Reasonable, Prudent Mortgage Lender. The Servicer will provide such information to the Mortgages Trustee and/or Funding 1 and/or Funding 2 and/or the Funding 1 Security Trustee and/or the Funding 2 Security Trustee or to their order at any time upon reasonable notice subject to the Servicer being reasonably capable of

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

      providing such information without significant additional cost and subject to the provisions of the Data Protection Act 1998 and other applicable legislation from time to time and provided that no duty of confidence and no industry code of practice will or may be breached thereby.

5.4   TRUST

(a) If the Servicer in carrying out its functions as Servicer under this Agreement receives (including in its capacity as agent for the Mortgages Trustee and the Beneficiaries) any money whatsoever arising from the Loans and their Related Security, which money belongs to the Mortgages Trustee (as trustee for the Beneficiaries) and is to be paid to the Mortgages Trustee GIC Account pursuant to this Agreement or any of the other Transaction Documents or otherwise, it will hold such monies on trust for the Mortgages Trustee and shall keep such money separate from all other monies held by the Servicer and shall, as soon as reasonably practicable and in any event within the time limits referred to in CLAUSE 5.1, pay the monies into the Mortgages Trustee GIC Account.

(b) All other sums received by the Servicer in respect of the Loans and their Related Security shall be held by the Servicer for itself.

5.5   ANNUAL SERVICER COMPLIANCE STATEMENT

      For so long as the Mortgages Trustee, Funding 1, Funding 2, any Funding 1 Issuer or the Master Issuer is subject to the reporting requirements of
      Section 13(a) or 15(d) of the Exchange Act, the Servicer shall deliver to the Mortgages Trustee, Funding 1 and Funding 2 (as applicable) not later than 31 March in each calendar year commencing in 2007, a statement of compliance with respect to such calendar year, which statement will be in the form of an officer's certificate with respect to each such Funding 1 Issuer and/or the Master Issuer, as the case may be, stating that (i) a review of the activities of the Servicer during the immediately preceding calendar year (or such shorter period as shall have elapsed since the relevant Closing Date) and of its performance under this Agreement during such period has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has throughout such period fulfilled all of its obligations under this Agreement and the minimum servicing standards set out in SCHEDULE 3 (the MINIMUM SERVICING STANDARDS) in all material respects, or, if there has been a failure to fulfil any such obligations or the minimum servicing standards in any material respect, specifying each such failure known to such officer and the nature and status thereof.

5.6   INDEPENDENT AUDITORS' ANNUAL SERVICER COMPLIANCE CERTIFICATE

      For so long as the Mortgages Trustee, Funding 1, Funding 2, any Funding 1 Issuer or the Master Issuer is subject to the reporting requirements of
      Section 13(a) or 15(d) of the Exchange Act, the Servicer shall cause a registered public accounting firm to furnish to the Servicer and the Mortgages Trustee on behalf of the Beneficiaries and the Funding 1 Issuers and the Master Issuer, as applicable, not later than 31 March in each calendar year commencing in 2007, an attestation report (addressed to the Board of Directors of the Servicer) on assessment of compliance with the Servicing Criteria with respect to the Servicer or any affiliate thereof during the immediately preceding calendar year delivered by such accountants pursuant to Rule 13(a)-18 or Rule 15(d)-18 of the Exchange Act and Item 1122 of Regulation AB; provided, however, that solely with respect to the fiscal year ending December 31, 2006, the Servicer, in its sole and absolute discretion, rather than cause the report described above to be furnished, may cause a registered public accounting firm to furnish to the Servicer and the Mortgages Trustee:

      (a) an attestation report on assessment of compliance with the Servicing Criteria with respect to the Servicer during the three-month period ending December 31, 2006 delivered by such accountants pursuant to Rule 13(a)-18 or Rule 15(d)-18 of the Exchange Act and Item 1122 of Regulation AB; and

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

      (b) a report substantially to the effect that (i) such accounting firm has examined certain documents and records of the Servicer relating to the servicing of Loans under this Agreement during the period from 1 January 2006 to and including 30 September 2006,
             (ii) such examination included such tests and auditing procedures as such firm considered necessary in the circumstances and was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants, (iii) management of the Servicer has asserted to such firm that the Servicer has complied with the minimum servicing standards set out in SCHEDULE 3 as of and for the period from 1 January 2006 to and including 30 September 2006 and (iv) in the opinion of such firm, such assertion of the Servicer's management is fairly stated in all material respects (or if such assertion is not fairly stated, stating why such assertion is not fairly stated).

5.7   REPORT ON ASSESSMENT OF COMPLIANCE AND ATTESTATION

(a) On or before March 31 of each calendar year, commencing in 2007, the Servicer shall:

      (i) deliver to the Mortgages Trustee, Funding 1 and Funding 2 (as applicable) a report regarding the Servicer's assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Mortgages Trustee and signed by an authorized officer of the Servicer, and shall address each of Servicing Criteria specified on a certification substantially in the form of Schedule 5 delivered to the Mortgages Trustee concurrently with the execution of this Agreement. To the extent any of the Servicing Criteria are not applicable to the Servicer, with respect to asset-backed securities transactions taken as a whole involving the Servicer and that are backed by the same asset type backing the Notes, such report shall include a statement to that effect;

      (ii) deliver to the Mortgages Trustee, Funding 1 and Funding 2 (as applicable) a report of a registered public accounting firm reasonably acceptable to the Mortgages Trustee that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to paragraph (i) above. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, including, without limitation that in the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. To the extent any of the Servicing Criteria are not applicable to the Servicer, with respect to asset-backed securities transactions taken as a whole involving the Servicer and that are backed by the same asset type backing the Notes, such report shall include a statement to that effect;

      (iii) cause each Subcontractor determined by the Servicer pursuant to Clause 5.7(b) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, to deliver to the Mortgages Trustee an assessment of compliance and accountants' attestation as and when provided in paragraphs (a) and (b) of this Clause 5.7; and

      (iv) deliver or cause to be delivered to any person that will be responsible for signing the certification (a Sarbanes Certification) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff) a certification in the form attached hereto as
             Schedule 4.

      The Servicer acknowledges that any person identified in clause (a)(iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

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(b)   Each assessment of compliance provided by a Subcontractor pursuant to
      Clause 5.7(a)(iv) shall address each of the Servicing Criteria specified on a certification substantially in the form of Schedule 6 hereto delivered to the Mortgages Trustee concurrently with the execution of this Agreement. An assessment of compliance provided by a Subcontractor pursuant to Clause 5.7(a)(iv) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Clause 5.7(a)(i).

5.8   USE OF SUBCONTRACTORS

      The Servicer shall promptly upon request provide the Mortgages Trustee, Funding 1 and Funding 2 (as applicable) a written description (in form and substance satisfactory to the Mortgages Truste,e Funding 1 and Funding 2 (as applicable)) of the role and function of each Subcontractor utilized by the Servicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph. As a condition to the utilization of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer for the benefit of the Mortgages Trustee to comply with the provisions of Clause 5.7 of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Mortgages Trustee any assessment of compliance and attestation required to be delivered by such Subcontractor under Clause 5.7, in each case as and when required to be delivered.

6.    NO LIABILITY

6.1 The Servicer shall have no liability for any obligation of a Borrower under any Loan comprised in the Portfolio or any Related Security and nothing herein shall constitute a guarantee, or similar obligation, by the Servicer of any Loan, Mortgage or any Borrower.

6.2 Save as otherwise provided in this Agreement, the Servicer shall have no liability for the obligations of the Mortgages Trustee or the Beneficiaries under any of the Transaction Documents or otherwise and nothing herein shall constitute a guarantee, or similar obligation, by the Servicer of the Mortgages Trustee or the Beneficiaries in respect of any of them.

7.    NEW LOANS

7.1 The Portfolio may be augmented from time to time by the sale to the Mortgages Trustee on any Sale Date of a New Portfolio by the Seller.

7.2 The sale of each New Portfolio to the Mortgages Trustee will in all cases be subject to the terms set out in the Mortgage Sale Agreement including, without limitation, the conditions set out in CLAUSE 4 of the Mortgage Sale Agreement and the representations and warranties set out in CLAUSE 8 of the Mortgage Sale Agreement.

8.    PRODUCT SWITCHING AND FURTHER ADVANCES

8.1   (a)    The Servicer shall not send an offer of a Further Advance or a
             Home Cash Reserve Advance without first having received confirmation in writing from the Seller save where the Seller and the Servicer are both Halifax that the Seller would, if so offered by the Mortgages Trustee, purchase the relevant Loan and its Related Security from the Mortgages Trustee.

      (b) The Servicer shall not send an offer of a Product Switch without first having received confirmation in writing from the Seller save where the Seller and the Servicer are both

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

             Halifax that the Seller would, if so offered by the Mortgages Trustee, purchase the relevant Loan and its Related Security from the Mortgages Trustee if on the immediately preceding Distribution Date, the Seller is in breach of the conditions referred to in CLAUSES 4.2(A) TO (Q) inclusive of the Mortgage Sale Agreement as if references therein to "NEW LOANS" and "NEW PORTFOLIO" were references to the Loan which would result from the implementation of such Product Switch and as if references to "SALE DATE" were references to the date when the Seller and relevant Borrower complete such Product Switch.

      (c) For the avoidance of doubt, neither the Servicer nor the Seller shall make an offer to a Borrower for a Further Advance, a Home Cash Reserve Advance or a Product Switch if it would result in the Issuer, Funding 1, Funding 2 or the Mortgages Trustee arranging or advising in respect of, administering (servicing) or entering into a regulated mortgage contract or agreeing to carry on any of these activities, if the Issuer, Funding 1, Funding 2 or the Mortgages Trustee would be required to do so.

8.2 Subject to complying with the terms of CLAUSE 8.1, where the Servicer sends an offer of a Product Switch, a Further Advance or a Home Cash Reserve Advance, the Servicer shall then notify the Seller save where the Seller and the Servicer are both Halifax and the Mortgages Trustee in writing.

8.3 Notwithstanding CLAUSE 8.2, subject to complying with the terms of CLAUSE 8.1, the Servicer, on behalf of and as agent for the Seller may send an offer to Borrowers for Product Switches, Further Advances and Home Cash Reserve Advances provided that the Servicer acts in accordance with the then applicable procedure which would be acceptable to a Reasonable, Prudent Mortgage Lender.

8.4 For the avoidance of doubt, where the Servicer sends any offer contemplated by this CLAUSE 8, it shall do so pursuant to its appointment under this Agreement.

9.    REDEMPTION OF MORTGAGES

9.1 Upon repayment in full of all sums secured by a Mortgage and/or other Related Security comprised in the Portfolio, the Servicer shall, and is hereby authorised by the Mortgages Trustee and the Beneficiaries to execute a receipt or discharge or relevant Land Registry Form DS1 of the Mortgage and any such other or further instrument or deed of satisfaction regarding such Mortgage and/or the Related Security as it considers to be necessary or advisable, to implement an Electronic Notification of Discharge to the Land Registry and to release the relevant Title Deeds to the person or persons entitled thereto.

9.2 The Servicer undertakes that prior to any actual release by it of the relevant Title Deeds it will take reasonable and appropriate steps to satisfy itself that the relevant Title Deeds are being released to the person or persons entitled thereto.

9.3 The Servicer shall procure that if, upon completion of the Enforcement Procedures, an amount in excess of all sums due by the relevant Borrower is recovered or received, the balance, after discharge of all sums due by the Borrower, is paid to the person or persons next entitled thereto.

10.   POWERS OF ATTORNEY

10.1 For good and valuable consideration and as security for the interests of the Mortgages Trustee and the Beneficiaries hereunder, each of the Seller, the Mortgages Trustee and the Beneficiaries hereby appoints the Servicer as its attorney on its behalf, and in its own or the attorney's name, for the following purposes:

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

      (a) executing all documents necessary for the purpose of discharging a Mortgage comprised in the Portfolio which has been repaid in full and any Related Security or for the sale of a Property as Mortgagee;

      (b) executing all documents and implementing all Electronic Notifications of Discharge to the Land Registry necessary for the purpose of releasing a Borrower in accordance with CLAUSE 9;

      (c) executing all documents and doing all such acts and things which in the reasonable opinion of the Servicer are necessary or desirable for the efficient provision of the Services hereunder; and

      (d) exercising its rights, powers and discretion under the Mortgages including the right to fix the Mortgages Trustee Variable Base Rate and the Mortgages Trustee Tracker Rate or any related rights, provided that, for the avoidance of doubt, these Powers of Attorney shall not authorise the Servicer to sell any of the Loans and/or their Related Security comprised in the Portfolio except as specifically authorised in the Transaction Documents. For the avoidance of doubt, neither the Seller (where the Servicer is not Halifax), the Mortgages Trustee, Funding 1 nor Funding 2 shall be liable or responsible for the acts of the Servicer or any failure by the Servicer to act under or in respect of these Powers of Attorney.

10.2 The appointments contained in CLAUSE 10.1 shall be irrevocable unless and until following a Servicer Termination Event the Mortgages Trustee and/or Funding 1 and/or Funding 2 and/or the Funding 1 Security Trustee and/or the Funding 2 Security Trustee serves notice pursuant to CLAUSE 21 to terminate the Servicer's appointment under this Agreement upon which the appointments contained in CLAUSE 10.1 shall be automatically revoked.

11.   COSTS AND EXPENSES

11.1 The Mortgages Trustee (on behalf of the Beneficiaries) will on each Distribution Date reimburse, in accordance with CLAUSE 10.2 of the Mortgages Trust Deed, the Servicer for all out-of-pocket costs, expenses and charges (together with any amounts in respect of Irrecoverable VAT due thereon) properly incurred by the Servicer in the performance of the Services including any such costs, expenses or charges not reimbursed to the Servicer on any previous Distribution Date and the Servicer shall supply the Mortgages Trustee with a copy of an appropriate VAT invoice issued by the person making the supply.

11.2 The Servicer will use reasonable endeavours to recover from the relevant Borrowers all costs and expenses incurred by the Servicer which are properly recoverable from those Borrowers under the relevant Mortgage Conditions.

12.   INFORMATION

12.1  MAINTENANCE OF RECORDS

(a) Subject to CLAUSE 18, the Servicer shall keep the Customer Files relating to the Portfolio in safe custody and shall take appropriate technical and organisational measures against the unauthorised or unlawful processing of personal data and against accidental loss or destruction of, or damage to, personal data. The Servicer shall maintain in an adequate form such records as are necessary to enforce each Mortgage comprised in the Portfolio and, where relevant, any other Related Security.

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(b)   A duplicate of any computer records held by the Servicer which contains information relating to the Loans and the Related Security shall be lodged by the Servicer on a daily basis at the offices of the Seller at the Pudsey Data Centre or at such other locations selected by the Servicer, so long as such location is a location separate from that in which the original computer records are stored and in an environment conducive to the safe storage of electronic media, such records to be held to the order of the Mortgages Trustee and to be replaced by a revised duplicate as and when the original records are revised. The Servicer shall keep the Mortgages Trustee informed of the location of the Customer Files and duplicate computer records.

12.2  USE OF I.T. SYSTEMS

(a) The Servicer covenants that at the date hereof in respect of the software which is used by the Servicer in providing the Services, it shall for the duration of this Agreement:

      (i) ensure that it has in place all necessary licences and/or consents from the respective licensor or licensors (if any) of such software; and

      (ii) except in so far as it would breach any other of its legal obligations, grant to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement and/or to such person as the Mortgages Trustee and the Beneficiaries elect as a substitute servicer in accordance with the terms of this Agreement a licence to use any proprietary software together with any updates which may be made thereto from time to time.

(b) The Servicer shall use reasonable endeavours to maintain in working order the information technology systems used by the Servicer in providing the Services.

(c) The Servicer shall pass to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement and/or to such person as the Mortgages Trustee and the Beneficiaries elect as a substitute servicer in accordance with the terms of this Agreement the benefit of any warranties in relation to the software insofar as the same are capable of assignment.

12.3  ACCESS TO BOOKS AND RECORDS

      Subject to all applicable laws, the Servicer shall permit the Mortgages Trustee, Funding 1 and Funding 2 (and their auditors), Funding 1 Security Trustee and the Funding 2 Security Trustee and any other person nominated by the Beneficiaries (to whom the Servicer has no reasonable objection) upon reasonable notice during normal office hours to have access, or procure that such person or persons are granted access, to all books of record and account (including, for the avoidance of doubt, the Title Deeds and Customer Files) relating to the administration of the Loans and their Related Security comprised in the Portfolio and related matters in accordance with this Agreement.

12.4  INFORMATION COVENANTS

(a) The Servicer shall, within ten (10) Business Days following each Distribution Date, provide the Mortgages Trustee, the Beneficiaries, each Manager and/or Dealer (if requested by such Manager or Dealer to do so) and the Rating Agencies (on the terms agreed with each of the Rating Agencies) monthly with a report in, or substantially in, the form set out in SCHEDULE 2 and shall assist the Cash Manager in the production of monthly reports substantially in the forms set out in SCHEDULE 3 of the Cash Management Agreement.

(b) The Servicer shall notify the Rating Agencies in writing of the details of (i) any material amendment to the Transaction Documents, (ii) any proposed material change in the valuation procedures or

                                      17

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      policies applied or to be applied in relation to Properties by it in connection with its mortgage business (details of which change may be included in a report provided under PARAGRAPH (A)) and (iii) any other information relating to its mortgage business and financial condition as the Rating Agencies may reasonably request in connection with the ratings of the Notes and other matters contemplated by the Transaction Documents, provided that such request does not adversely interfere with the Servicer's day to day provision of the Services under the other terms of this Agreement.

(c) The Servicer shall, at the request of Funding 1 and/or Funding 2 and/or the Funding 1 Security Trustee and/or the Funding 2 Security Trustee (where the Servicer is the Seller) and at the request of the Beneficiaries (where the Servicer is no longer the Seller), furnish Funding 1, Funding 2, the Funding 1 Security Trustee, the Funding 2 Security Trustee and/or the Beneficiaries (as appropriate) and the Rating Agencies with such other information relating to its business and financial condition as it may be reasonable for Funding 1, Funding 2, the Funding 1 Security Trustee, the Funding 2 Security Trustee and/or the Beneficiaries (as appropriate) to request in connection with the ratings of the Notes and other matters contemplated by the Transaction Documents, provided that Funding 1, Funding 2, the Funding 1 Security Trustee, the Funding 2 Security Trustee or the Beneficiaries (as appropriate) shall not make such a request more than once every three months unless, in the belief of Funding 1, Funding 2, the Funding 1 Security Trustee, the Funding 2 Security Trustee or the Beneficiaries (as appropriate), an Intercompany Loan Event of Default, a Master Intercompany Loan Event of Default or a Servicer Termination Event shall have occurred and is continuing or may reasonably be expected to occur.

(d) The Servicer shall make available to beneficial owners of the Notes, who have provided beneficial ownership certification as described herein, on a monthly basis a report containing information about the Loans in the Mortgages Trust.

13.   REMUNERATION

      The Mortgages Trustee (on behalf of the Beneficiaries) shall pay to the Servicer for its Services hereunder an administration fee (the ADMINISTRATION FEE) (inclusive of VAT) which:

      (a) shall be calculated in relation to each Calculation Period on the basis of the number of days elapsed and a 365 day year at the rate of 0.05 per cent. per annum, inclusive of VAT, on the aggregate amount of the Trust Property as at open of business on the preceding Calculation Date, provided that where the appointment of the Servicer is terminated pursuant to CLAUSE 21 and a substitute servicer is to be appointed, the Administration Fee may be calculated on different terms agreed with such substitute servicer; and

      (b) shall be paid to the Servicer in arrear on each Distribution Date in the manner contemplated by and in accordance with the provisions of CLAUSE 10.2 of the Mortgages Trust Deed.

14.   INSURANCES

14.1 The Servicer will administer the arrangements for insurance to which the Mortgages Trustee is a party or in which either the Seller or the Mortgages Trustee (on behalf of the Beneficiaries) has an interest and which relate to the Loans and the Mortgages comprised in the Portfolio or the business of the Mortgages Trustee. In particular, but without limitation, the Servicer shall promptly notify the Mortgages Trustee, the Beneficiaries, the Funding 1 Security Trustee and the Funding 2 Security Trustee of the existence of any insurance policies to which the Seller is a party or in which it has an interest in addition to those specifically referred to in the definition of "HALIFAX INSURANCE POLICIES" in the Master Definitions and Construction Schedule.

14.2 The Servicer shall use its reasonable endeavours to credit to the Mortgages Trustee GIC Account all proceeds received from any claim made under any Insurance Policy in relation to any Loan or its

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

      Related Security by close of business on the London Business Day which immediately follows the day on which such amounts are received or credited by the Servicer and which is to be applied either in whole or in part in repayment of a Loan.

15.   HALIFAX INSURANCE POLICIES

15.1 The Servicer shall not knowingly take or omit to take any action which would:

      (a) result in the avoidance or termination of any of the Halifax Insurance Policies in relation to any Loans and Mortgages to which any Halifax Insurance Policy applies; or

      (b) reduce the amount payable on any claim made on behalf of the Mortgages Trustee (as trustee for the Beneficiaries) under any Halifax Insurance Policy; or

      (c)    invalidate any Halifax Insurance Policy.

15.2 The Servicer shall prepare and submit any claim under the Halifax Insurance Policies in accordance with the requirements of the relevant Halifax Insurance Policy and otherwise with the usual procedures undertaken by a Reasonable, Prudent Mortgage Lender on behalf of the Mortgages Trustee and the Beneficiaries and shall comply with the other requirements of the insurer under the relevant Halifax Insurance Policy.

15.3 If the Seller's Policy requires the Servicer to make a claim under the relevant MIG Policy and the Servicer has failed to make such a claim, then the Beneficiaries may direct the Mortgages Trustee on their behalf to direct the Servicer to make a claim or, in default thereof by the Servicer, the Beneficiaries may direct the Mortgages Trustee to itself make a claim under such policy and the Servicer shall, within 10 London Business Days of receiving a written request from the Mortgages Trustee (as trustee for the Beneficiaries), provide the Mortgages Trustee with such information as the Mortgages Trustee may require to enable it to make a claim under the relevant MIG Policy.

16.   BUILDINGS POLICIES

16.1 The Servicer shall not knowingly take any action or omit to take any action which would result in the avoidance or termination of any applicable Buildings Policy or would reduce the amount payable on any claim thereunder.

16.2 Upon receipt of notice that any Borrower whose Loan is secured by a mortgage of or a standard security over a leasehold Property including a Property in Scotland held under a long lease has failed to make a payment when due of any sums due under the relevant lease in respect of the insurance of the property the Servicer may debit that Borrower's account with the relevant amount which shall then be paid to the landlord or to the relevant insurance company together with notice to the landlord.

16.3 If the Servicer becomes aware that a Borrower has failed to pay premiums due under any Buildings Policy, the Servicer shall take such action as would a Reasonable, Prudent Mortgage Lender with a view to ensuring that the relevant Property continues to be insured in accordance with the applicable Mortgage Terms or the Alternative Insurance Recommendations.

17.   TITLE DEEDS AND CUSTOMER FILES

17.1 The Servicer shall keep the Title Deeds, Customer Files and (where applicable) Insurance Policies and the receipt of notes of assignment relating to the Portfolio in safe custody and shall not without the prior written consent of the Mortgages Trustee and the Beneficiaries part with possession, custody or control of them otherwise than to a sub-contractor or delegate appointed pursuant to

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

      CLAUSE 3.2 or to a solicitor, licensed conveyancer, qualified conveyancer or authorised practitioner, subject to the usual undertaking to hold them to the order of the Servicer (who in turn will hold them to the order of the Mortgages Trustee (as trustee for the Beneficiaries) or in the case of Scottish Loans, to the order of the Seller, in its capacity as trustee for the Mortgages Trustee (as trustee for the Beneficiaries) or to the Land Registry or Registers of Scotland or, upon redemption of the relevant Loan, to the order of the Borrower).

17.2 The Title Deeds and Customer Files relating to the Portfolio shall be kept in such manner so that a computer record is maintained of their location and they are identifiable and retrievable by reference to an account number and pool identifier and identifiable and distinguishable from the title deeds relating to other properties and mortgages and standard securities in respect of which the Servicer is mortgagee or heritable creditor or servicer. In the event of receipt by the Servicer of notice that the short-term, unsecured, unsubordinated and unguaranteed debt of the Servicer is rated less than A-1 by S&P and P-1 by Moody's and F1 by Fitch, the Servicer shall use reasonable endeavours to ensure that the Title Deeds are identified as distinct from the title deeds of other properties and mortgages and standard securities which do not form part of the Portfolio.

17.3 The Servicer shall provide access or procure that access is provided to the Title Deeds, Customer Files and other records relating to the administration of the Loans and Mortgages in the Portfolio to the Mortgages Trustee, the Beneficiaries, the Funding 1 Security Trustee, the Funding 2 Security Trustee and their respective agents at all reasonable times and upon reasonable written notice. The Servicer acknowledges that the Title Deeds and Customer Files relating to the Portfolio in its possession, custody or control will be held to the order of the Mortgages Trustee (as trustee for the Beneficiaries) or in the case of Scottish Loans, to the order of the Seller, in its capacity as trustee for the Mortgages Trustee (as trustee for the Beneficiaries), and that it has, in its capacity as Servicer, no beneficial interest therein and the Servicer (in its capacity as such but not in its capacity as a Beneficiary) irrevocably waives any rights or any Security Interest which it might have therein or to which it might at any time be entitled.

17.4 The Servicer shall, forthwith on the termination of the appointment of the Servicer pursuant to CLAUSE 21, deliver the Title Deeds and Customer Files in its possession, custody or control or that of its sub-contractors or agents to or to the order of the Mortgages Trustee or to such person as the Mortgages Trustee elects as a substitute servicer in accordance with the terms of this Agreement upon written request by the Mortgages Trustee made at any time on or after notice of, or on or after, termination of the appointment of the Servicer pursuant to CLAUSE 21.

17.5 The Servicer undertakes that it will use all reasonable efforts to obtain as soon as reasonably practicable:

      (a) the title number to each Property in respect of which a Mortgage is registered at the Land Registry to the extent that such title number does not appear in the Exhibit to the Mortgage Sale Agreement (or, as the case may be, the Schedule to the relevant New Portfolio Notice); and

      (b) the title number to each Property in respect of which a Mortgage is registered in the Land Register of Scotland to the extent that such title number does not appear in the Schedule to the relevant New Portfolio Notice.

      The Servicer shall include in the monthly report to be delivered in accordance with CLAUSE 12.4 of this Agreement (i) details of such title numbers relating to the Initial Portfolio as are then known to the Servicer at the time of such report and (ii) details of such title numbers relating to any New Loans purchased from the Seller as are then known to the Seller at the time of such report, together with such other information relating thereto as the Mortgages Trustee may reasonably request.

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18.   DATA PROTECTION

18.1 The Servicer and the Mortgages Trustee each represents that as at the date hereof it has and hereafter it will maintain all appropriate registrations, licences, consents and authorities (if any) required under the Data Protection Act 1998 together, with its ancillary legislation (the DATA PROTECTION ACT) to enable it to perform its respective obligations under this Agreement. In addition to the foregoing and notwithstanding any of the other provisions of this Agreement, each of the Servicer and the Mortgages Trustee hereby agree and covenant as follows:

      (a) that only data that is not "personal data" (as defined in the Data Protection Act) may be transferred by the Servicer to the Mortgages Trustee or any other entity located in Jersey (unless:
             (i) Jersey is determined, on the basis of Article 25(b) of Directive 95/46/EC, a third country which ensures an adequate level of protection of "personal data" by the European Commission or (ii) the Servicer and the Mortgages Trustee have entered into a data transfer agreement in a form approved by the EC Commission as meeting the requirements of Article 26(2) of Directive 95/46/EC for the transfer of personal data to third countries which do not ensure an adequate level of protection (the STANDARD CONTRACTUAL CLAUSES) in which case, subject to CLAUSE 18.1 (E), the Servicer may transfer such personal data to the Mortgages Trustee in Jersey);

      (b) that if, at the date at which circumstances enable the Mortgages Trustee to exercise its right to demand that the Servicer transfer inter alia personal data to the Mortgages Trustee, (i) Jersey has been determined, on the basis of Article 25(b) of Directive 95/46/EC a third country which ensures an adequate level of protection of personal data by the European Commission or (ii) the Servicer and the Mortgages Trustee have entered into the Standard Contractual Clauses then, subject to the CLAUSE 18.1(E), the Servicer shall transfer the relevant personal data to the Mortgages Trustee or to its order;

      (c) that the Servicer will, if the Mortgages Trustee requires the Servicer to do so, take all reasonable steps to notify each Borrower that the Mortgages Trustee is a "data controller" (as defined in the Data Protection Act) and provide each such Borrower with such details as the Mortgage Trustee shall reasonably request including but not limited to the Mortgages Trustee's contact details for the purposes of the Data Protection Act;

      (d) that the Servicer and the Mortgages Trustee will only use any data in relation to the Loans and the related Borrowers for the purposes of administering and/or managing the Portfolio, and will not sell such data to any third party or allow any third party to use such data other than in compliance with the Data Protection Act, the conditions stated in this CLAUSE 18 and for the sole purpose of administering and/or managing the Portfolio;

      (e) that the Mortgages Trustee will comply with the provisions of the Data Protection (Jersey) Law 1987 (as amended) or any law which supersedes or replaces the Data Protection (Jersey) Law 1987 and (so long as the provisions of the Data Protection Act do not conflict with the provisions of the Data Protection (Jersey) Law 1987 (as amended) or any law which supersedes or replaces the Data Protection (Jersey) Law 1987) with the provisions of the Data Protection Act; and

      (f) that the Mortgages Trustee shall maintain a written record of its reasons for applying the Data Protection Order 2000/185 (as set forth under the Conditions under paragraph 3 of Part II of
             Schedule I of the Data Protection Act).

18.2 The Servicer will use all reasonable endeavours to ensure that, in the event of the appointment of a sub-contractor in accordance with CLAUSE
      3.2 such sub-contractor shall obtain and maintain all appropriate registrations, licences, consents and authorities required (including, without limitation,

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      those required under the Data Protection Act), and comply with obligations equivalent to those imposed on the Servicer in this CLAUSE 18, to enable it to perform its obligations.

19.   COVENANTS OF SERVICER

19.1 The Servicer hereby covenants with and undertakes to each of the Mortgages Trustee, the Beneficiaries, the Funding 1 Security Trustee and the Funding 2 Security Trustee that without prejudice to any of its specific obligations hereunder it will:

      (a) administer the Loans and their Related Security as if the same had not been sold to the Mortgages Trustee but had remained on the books of the Seller;

      (b) provide the Services in such manner and with the same level of skill, care and diligence as would a Reasonable, Prudent Mortgage Lender;

      (c) comply with any proper directions, orders and instructions which the Mortgages Trustee or the Beneficiaries may from time to time give to it in accordance with the provisions of this Agreement and, in the event of any conflict, those of the Mortgages Trustee shall prevail;

      (d) keep in force all licences, approvals, authorisations, permissions and consents which may be necessary in connection with the performance of the Services and prepare and submit on a timely basis all necessary applications and requests for any further approval, authorisation, consent, registration or licence required in connection with the performance of the Services and in particular any necessary registrations under the Data Protection Act;

      (e) save as otherwise agreed with the Mortgages Trustee and each of the Beneficiaries, provide free of charge to the Mortgages Trustee and the Beneficiaries, office space, facilities, equipment and staff sufficient to fulfil the obligations of the Mortgages Trustee and the Beneficiaries under this Agreement;

      (f) not knowingly fail to comply with any legal requirements in the performance of the Services, including without limitation any rules of the FSA in MCOB, ICOB or otherwise;

      (g) make all payments required to be made by it pursuant to this Agreement on the due date for payment thereof in sterling (or as otherwise required under the Transaction Documents) in immediately available funds for value on such day without set-off (including, without limitation, in respect of any fees owed to it) or counterclaim but subject to any deductions required by law;

      (h) not without the prior written consent of the Funding 1 Security Trustee and the Funding 2 Security Trustee amend or terminate any of the Transaction Documents save in accordance with their terms; and

      (i) forthwith upon becoming aware of any event which may reasonably give rise to an obligation of the Seller to repurchase any Loan pursuant to the Mortgage Sale Agreement, notify the Mortgages Trustee and the Beneficiaries in writing of such event.

19.2 The covenants of the Servicer in CLAUSE 19.1 shall remain in force until this Agreement is terminated but without prejudice to any right or remedy of the Mortgages Trustee and/or the Seller and/or Funding 1 and/or Funding 2 arising from breach of any such covenant prior to the date of termination of this Agreement.

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20.   SERVICES NON-EXCLUSIVE

      Nothing in this Agreement shall prevent the Servicer from rendering or performing services similar to those provided for in this Agreement to or for itself or other persons, firms or companies or from carrying on business similar to or in competition with the business of the Mortgages Trustee and the Beneficiaries.

21.   TERMINATION

21.1  If any of the following events (SERVICER TERMINATION EVENTS) shall occur:

      (a) default is made by the Servicer in the payment on the due date of any payment due and payable by it under this Agreement and such default continues unremedied for a period of five London Business Days after the earlier of the Servicer becoming aware of such default and receipt by the Servicer of written notice from Funding 1, Funding 2, the Funding 1 Security Trustee the Funding 2 Security Trustee and/or the Mortgages Trustee requiring the same to be remedied; or

      (b) default is made by the Servicer in the performance or observance of any of its other covenants and obligations under this Agreement, which in the reasonable opinion of:

             (i) the Funding 1 Security Trustee is materially prejudicial to the interests of Funding 1 and/or the Funding 1 Issuers under the Intercompany Loans and/or the interests of the holders of the Notes issued by a Funding 1 Issuer from time to time; and/or

             (ii) the Funding 2 Security Trustee is materially prejudicial to the interests of Funding 2 and/or the Master Issuer under the Master Intercompany Loan or any New Funding 2 Issuer and/or the interests of the holders of the Notes issued by the Master Issuer or any New Funding 2 Issuer,

             (iii) and such default continues unremedied for a period of 20
                   London Business Days after becoming aware of such default provided however that where the relevant default occurs as a result of a default by any person to whom the Servicer has sub-contracted or delegated part of its obligations hereunder, such default shall not constitute a Servicer Termination Event if, within such period of 10 London Business Days of receipt of such notice from Funding 1, Funding 2, the Funding 1 Security Trustee and/or the Funding 2 Security Trustee, the Servicer terminates the relevant sub-contracting or delegation arrangements and takes such steps as Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee may in their absolute discretion specify to remedy such default or to indemnify the Mortgages Trustee and the Beneficiaries against the consequences of such default; or

      (c)    the occurrence of an Insolvency Event in relation to the Servicer;
             or

      (d) the Board of Funding 1 and/or the Board of Funding 2 resolves, after due consideration and acting reasonably, that the appointment of the Servicer should be terminated,

      then the Mortgages Trustee and/or Funding 1 and/or Funding 2 and/or the Funding 1 Security Trustee and/or the Funding 2 Security Trustee may at once or at any time thereafter while such default continues by notice in writing to the Servicer terminate its appointment as Servicer under this Agreement with effect from a date (not earlier than the date of the notice) specified in the notice. Upon termination of the Servicer as servicer under this Agreement, the Funding 1 Security Trustee

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

      and the Funding 2 Security Trustee shall use its reasonable endeavours to appoint a substitute servicer that satisfies the conditions set forth in CLAUSES 21.2(C), (D) and (E).

21.2 The appointment of the Servicer under this Agreement may be terminated upon the expiry of not less than 12 months' notice of termination given by the Servicer to the Mortgages Trustee, the Beneficiaries, the Funding 1 Security Trustee and the Funding 2 Security Trustee provided that:

      (a) the Mortgages Trustee and the Beneficiaries consent in writing to such termination;

      (b) a substitute servicer shall be appointed, such appointment to be effective not later than the date of such termination and the Servicer shall notify the Rating Agencies in writing of the identity of such substitute servicer;

      (c) such substitute servicer has experience of administering mortgages of and standard securities over residential property in the United Kingdom and is approved by the Mortgages Trustee and the Beneficiaries;

      (d) such substitute servicer enters into an agreement substantially on the same terms as the relevant provisions of this Agreement and the Servicer shall not be released from its obligations under the relevant provisions of this Agreement until such substitute servicer has entered into such new agreement; and

      (e) the then current ratings (if any) of the Notes are not adversely affected as a result thereof, unless otherwise agreed by an Extraordinary Resolution of the holders of the relevant series and class of Notes.

21.3 On and after termination of the appointment of the Servicer under this Agreement pursuant to this CLAUSE 21, all authority and power of the Servicer under this Agreement shall be terminated and be of no further effect and the Servicer shall not thereafter hold itself out in any way as the agent of the Mortgages Trustee and/or the Beneficiaries pursuant to this Agreement.

21.4 Upon termination of the appointment of the Servicer under this Agreement pursuant to this CLAUSE 21 (but subject to CLAUSE 18.1 (E)), the Servicer shall:

      (a) forthwith deliver (and in the meantime hold on trust for, and to the order of, the Mortgages Trustee) to the Mortgages Trustee or as it shall direct the Customer Files, the Title Deeds, all books of account, papers, records, registers, correspondence and documents in its possession or under its control relating to the affairs of or belonging to the Mortgages Trustee (as trustee for the Beneficiaries) and the Mortgages in the Portfolio and any other Related Security, (if practicable, on the date of receipt) any monies then held by the Servicer on behalf of the Mortgages Trustee and any other assets of the Mortgages Trustee and the Beneficiaries;

      (b) take such further action as the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee may reasonably direct at the expense of the Beneficiaries (including in relation to the appointment of a substitute servicer) provided that the Mortgages Trustee shall not be required to take or direct to be taken such further action unless it has been indemnified to its satisfaction;

      (c) provide all relevant information contained on computer records in the form of magnetic tape, together with details of the layout of the files encoded on such magnetic tapes;

      (d) co-operate and consult with and assist the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee the Funding 2 Security Trustee and their nominees (which shall,

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

             for the avoidance of doubt, include any new servicer appointed by any of them) for the purposes of explaining the file layouts and the format of the magnetic tapes generally containing such computer records on the computer system of the Mortgages Trustee or such nominee; and

      (e) permit the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee to have access at reasonable times to the Halifax Insurance Policies.

21.5 The Servicer shall deliver to the Mortgages Trustee and the Beneficiaries as soon as reasonably practicable but in any event within five days of becoming aware thereof a notice of any Servicer Termination Event or any event which with the giving of notice or lapse of time or certification would constitute the same. Such notification shall specify which event in Clause 21 has occurred and was the cause of such Servicer Termination Event (or any event which the giving of notice or lapse of time or certification would constitute a Servicer Termination Event), a description of the details of such Servicer Termination Event, and, if relevant, a reference to the provision in this Agreement or the other Transaction Documents which the Servicer has breached.

21.6 Termination of this Agreement or the appointment of the Servicer under this Agreement shall be without prejudice to the liabilities of the Mortgages Trustee and the Beneficiaries to the Servicer or vice versa incurred before the date of such termination. The Servicer shall have no right of set-off or any lien in respect of such amounts against amounts held by it on behalf of the Mortgages Trustee.

21.7 This Agreement shall terminate at such time as Funding 1 and Funding 2 have no further interest in any of the Loans or the Mortgages which have been comprised in the Portfolio.

21.8 On termination of the appointment of the Servicer under the provisions of this CLAUSE 21, the Servicer shall be entitled to receive all fees and other monies accrued up to the date of termination but shall not be entitled to any other or further compensation. Such monies so receivable by the Servicer shall be paid by the Mortgages Trustee on the dates on which they would otherwise have fallen due hereunder. For the avoidance of doubt, such termination shall not affect the Servicer's rights to receive payment of all amounts (if any) due to it from the Mortgages Trustee other than under this Agreement.

21.9 Prior to termination of this Agreement, the Servicer, the Seller, the Funding 1 Security Trustee, the Funding 2 Security Trustee, the Mortgages Trustee, Funding 1 and Funding 2 shall co-operate to obtain the agreement of the Borrowers to a new bank mandate permitting the Mortgages Trustee to operate the Direct Debiting Scheme.

21.10 Any provision of this Agreement which is stated to continue after termination of the Agreement shall remain in full force and effect notwithstanding termination.

22.   FURTHER ASSURANCE

22.1 The parties hereto agree that they will co-operate fully to do all such further acts and things and execute any further documents as may be necessary or desirable to give full effect to the arrangements contemplated by this Agreement.

22.2 Without prejudice to the generality of CLAUSE 22.1, the Mortgages Trustee and the Beneficiaries shall upon request by the Servicer forthwith give to the Servicer such further powers of attorney or other written authorisations, mandates or instruments as are necessary to enable the Servicer to perform the Services.

22.3 In the event that there is any change in the identity of the Mortgages Trustee or an additional Mortgages Trustee is appointed, the remaining Mortgages Trustee and/or the retiring Mortgages Trustee, as the case may be, shall execute such documents with any other parties to this Agreement and take such actions as such new Mortgages Trustee may reasonably require for the purposes of vesting in such new Mortgages Trustee the rights of the Mortgages Trustee under this Agreement and releasing the retiring Mortgages Trustee from further obligations thereunder and while any Note remains outstanding shall give notice thereof to the Rating Agencies.

22.4 Nothing herein contained shall impose any obligation or liability on the Mortgages Trustee to assume or perform any of the obligations of the Servicer hereunder or render it liable for any breach thereof.

23.   MISCELLANEOUS

23.1 Subject to CLAUSE 23.2, in the event that the funds available to the Mortgages Trustee on any Distribution Date are not sufficient to satisfy in full the aggregate amount payable to the Servicer by the Mortgages Trustee on such Distribution Date then the amount payable to the Servicer on such Distribution Date shall be reduced by the amount of the shortfall and such shortfall shall (subject always to the provisions of this CLAUSE
      23) be payable on the immediately succeeding Distribution Date.

23.2  In the event that:

      (a) after redemption in full of the Intercompany Loans and the Master Intercompany Loan; or

      (b) after service of an Intercompany Loan Acceleration Notice and/or Master Intercompany Loan Acceleration Notice and payment of all other prior claims,

      the remaining sums available to the Mortgages Trustee or remaining proceeds of enforcement are insufficient to satisfy in full the outstanding fees or other claims of the Servicer, such fees shall be reduced by the amount of the deficiency.

23.3  Each of the Seller and the Servicer agrees that it will not:

      (a) set off or purport to set off any amount which the Mortgages Trustee, Funding 1, Funding 2, any Funding 1 Issuer or the Master Issuer is or will become obliged to pay to it under any of the Transaction Documents against any amount from time to time standing to the credit of or to be credited to the Mortgages Trustee GIC Account, the Funding 1 GIC Account, the Funding 1 Transaction Account, the Funding 2 GIC Account, the Funding 2 Transaction Account, any Issuer Account or any Master Issuer Account or in any other account prior to transfer to the Mortgages Trustee GIC Account, the Funding 1 GIC Account, the Funding 1 Transaction Account, the Funding 2 GIC Account, the Funding 2 Transaction Account, any Issuer Account or any Master Issuer Account, as appropriate; or

      (b) make or exercise any claims or demands, any rights of counterclaim or any other equities against or withhold payment of any and all sums of money which may at any time and from time to time be standing to the credit of the Mortgages Trustee GIC Account, the Funding 1 GIC Account, the Funding 1 Transaction Account, the Funding 2 GIC Account, the Funding 2 Transaction Account, any Issuer Account or any Master Issuer Account.

23.4 The Servicer agrees that for so long as any Notes are outstanding it will not petition nor commence proceedings for the administration or winding up of the Mortgages Trustee, Funding 1, Funding 2, any Funding 1 Issuer or the Master Issuer nor participate in any ex parte proceedings with regard thereto.

23.5 In relation to all sums due and payable by the Mortgages Trustee to the Servicer, the Servicer agrees that it shall have recourse only to sums paid to or received by (or on behalf of) the Mortgages Trustee pursuant to the provisions of the Mortgage Sale Agreement, the other Transaction Documents and in relation to the Mortgages.

23.6 For the avoidance of doubt, neither Beneficiary shall be liable to pay any amounts due under CLAUSES 11 and 13 without prejudice to the obligations of the Mortgages Trustee in respect of such amounts.

23.7 Notwithstanding any other provisions of this Agreement, all obligations to, and rights of (i) Funding 1 under or in connection with this Agreement (other than its obligations under CLAUSE 24) shall automatically terminate upon the discharge in full of all amounts owing by it under any Intercompany Loan Agreement and (ii) Funding 2 under or in connection with this Agreement (other than its obligations under CLAUSE 24) shall automatically terminate upon the discharge in full of all amounts owing by it under the Master Intercompany Loan Agreement and, provided that this shall be without prejudice to any claims in respect of such obligations and rights arising on or prior to such date.

24.   CONFIDENTIALITY

      During the continuance of this Agreement or after its termination, each of the Mortgages Trustee and the Beneficiaries shall use its best endeavours not to disclose to any person, firm or company whatsoever any information relating to the business, finances or other matters of a confidential nature of any other party hereto of which it may exclusively by virtue of being party to the Transaction Documents have become possessed and shall use all reasonable endeavours to prevent any such disclosure as aforesaid, provided however that the provisions of this CLAUSE 24 shall not apply:

      (a) to any information already known to the Mortgages Trustee or the Beneficiaries otherwise than as a result of entering into any of the Transaction Documents;

      (b) to any information subsequently received by the Mortgages Trustee or the Beneficiaries which it would otherwise be free to disclose;

      (c) to any information which is or becomes public knowledge otherwise than as a result of the conduct of the Mortgages Trustee or the Beneficiaries;

      (d) to any extent that the Mortgages Trustee or the Beneficiaries is required to disclose the same pursuant to any law or order of any court or pursuant to any direction, request or requirement (whether or not having the force of law) of any central bank or any governmental or other authority (including, without limitation, any official bank examiners or regulators);

      (e) to the extent that the Mortgages Trustee or the Beneficiaries needs to disclose the same for determining the existence of, or declaring, an Intercompany Loan Event of Default, a Master Intercompany Loan Event of Default or a Servicer Termination Event, the protection or enforcement of any of its rights under any of the Transaction Documents or in connection herewith or therewith or for the purpose of discharging, in such manner as it thinks fit, its duties under or in connection with such agreements in each case to such persons as require to be informed of such information for such purposes; or

      (f) in relation to any information disclosed to the professional advisers of the Mortgages Trustee or the Beneficiaries or (in connection with the review of current ratings of the Notes or with a prospective rating of any debt to be issued by a Funding 1 Issuer or the Master Issuer) to any credit rating agency or any prospective new Servicer or Mortgages Trustee.

25.   NOTICES

      Any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 5.00 p.m. on a London Business Day or on the next London Business Day if delivered thereafter or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

      (a) in the case of the Servicer: to Halifax plc (LP/3/3/SEC), Trinity Road, Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 113 235 7511) for the attention of Mortgage Securitisation Manager with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

      (b) in the case of the Mortgages Trustee: to Permanent Mortgages Trustee Limited, 47 Esplanade, St. Helier, Jersey JE1 0BD (facsimile number +44 (0) 1534 726391) for the attention of the Secretary with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

      (c) in the case of the Seller: to Halifax plc (LP/3/3/SEC), Trinity Road, Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 113 235 7511) for the attention Mortgage Securitisation Manager with a copy to HBOS Treasury Services PLC, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

      (d) in the case of Funding 1: to Permanent Funding (No. 1) Limited, 35 Great St. Helen's, London EC3A 6AP (facsimile number +44 (0)20 7398 6325) for the attention of the Secretary with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

      (e) in the case of Funding 2: to Permanent Funding (No. 2) Limited, 35 Great St. Helen's, London EC3A 6AP (facsimile number +44 (0)20 7398 6325) for the attention of the Secretary with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds; and

      (f) in the case of the Funding 1 Security Trustee and the Funding 2 Security Trustee: to the Bank of New York, 48th Floor, One Canada Square, London E14 5AL (facsimile number + 44 (0)20 7964 6061 or + 44 (0)20 7964 6399, for the attention of Global Structured Finance
             - Corporate Trust,)

      or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this CLAUSE 25. All notices served under this Agreement shall be simultaneously copied to the Funding 1 Security Trustee and the Funding 2 Security Trustee by the person serving the same.

26.   VARIATION AND WAIVER

      No variation or waiver of this Agreement shall be effective unless it is in writing and signed by (or by some person duly authorised by) each of the parties. No single or partial exercise of, or failure or delay in exercising, any right under this Agreement shall constitute a waiver or preclude any other or further exercise of that or any other right. No variation or waiver of this Agreement shall be made if the same would adversely affect the then current ratings of any of the Notes.

27.   NO PARTNERSHIP

      It is hereby acknowledged and agreed by the parties that nothing in this Agreement shall be construed as giving rise to any partnership between any of the parties.

28.   ASSIGNMENT

28.1 The Mortgages Trustee may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each of the Beneficiaries.

28.2 The Servicer may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of the Mortgages Trustee (as trustee for the Beneficiaries) and each of the Beneficiaries.

28.3 The Servicer acknowledges that Funding 1 has assigned its rights under this Agreement to the Funding 1 Security Trustee pursuant to the Funding 1 Deed of Charge and acknowledges that pursuant to the terms of the Funding 1 Deed of Charge, Funding 1 has, inter alia, authorised the Funding 1 Security Trustee, prior to the Funding 1 Security becoming enforceable, to exercise, or refrain from exercising, all rights, powers, authorities, discretions and remedies under or in respect of the Transaction Documents, including this Agreement, in such manner as in its absolute discretion it shall think fit.

28.4 The Servicer acknowledges that Funding 2 has assigned its rights under this Agreement to the Funding 2 Security Trustee pursuant to the Funding 2 Deed of Charge and acknowledges that pursuant to the terms of the Funding 2 Deed of Charge, Funding 2 has, inter alia, authorised the Funding 2 Security Trustee, prior to the Funding 2 Security becoming enforceable, to exercise, or refrain from exercising, all rights, powers, authorities, discretions and remedies under or in respect of the Transaction Documents, including this Agreement, in such manner as in its absolute discretion it shall think fit.

29.   CHANGE OF FUNDING 1 SECURITY TRUSTEE AND/OR FUNDING 2 SECURITY TRUSTEE

29.1 If there is any change in the identity of the Funding 1 Security Trustee and/or the Funding 2 Security Trustee in accordance with the Funding 1 Deed of Charge and/or the Funding 2 Deed of Charge, the Servicer, the Seller, Funding 1, Funding 2 and the Mortgages Trustee shall execute such documents and take such action as the successor Funding 1 Security Trustee and/or the successor Funding 2 Security Trustee and the outgoing Funding 1 Security Trustee and/or the outgoing Funding 2 Security Trustee may reasonably require for the purpose of vesting in the successor Funding 1 Security Trustee and/or the successor Funding 2 Security Trustee the rights and obligations of the outgoing Funding 1 Security Trustee and/or the outgoing Funding 2 Security Trustee under this Agreement and releasing the outgoing Security Trustee from its future obligations under this Agreement.

29.2 It is hereby acknowledged and agreed that by its execution of this Agreement neither the funding 1 Security Trustee nor the Funding 2 Security Trustee shall assume or have any of the obligations or liabilities of the Servicer, the Seller, Funding 1, Funding 2, the Mortgages Trustee or each other under this Agreement.

30.   AMENDMENTS

      Subject to CLAUSE 25 of the Funding 1 Deed of Charge (Supplemental Provisions Regarding the Security Trustee) and CLAUSE 24 of the Funding 2 Deed of Charge (Supplemental Provisions Regarding the Security Trustee), any amendments to this Agreement will be made only with the prior written consent of each party to this Agreement.

31.   EXCLUSION OF THIRD PARTY RIGHTS

      The parties to this Agreement do not intend that any term of this Agreement should be enforced, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

32.   COUNTERPARTS AND SEVERABILITY

32.1 This Agreement may be executed in any number of counterparts (manually or by facsimile) and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

32.2 Where any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under this Agreement, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.

33.   GOVERNING LAW AND JURISDICTION

33.1 This Agreement is governed by the laws of England (provided that any terms of this Agreement which are particular to Scots law shall be construed in accordance with the laws of Scotland).

33.2 Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

34.   PROCESS AGENT

      The Mortgages Trustee irrevocably and unconditionally appoints Structured Finance Management Limited of 35 Great St. Helen's, London EC3A 6AP for the time being as its agent for service of process in England in respect of any proceedings in respect of this Agreement and undertakes that in the event of Structured Finance Management Limited ceasing so to act it will appoint another person with a registered office in London as its agent for service of process.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed as a deed the day and year first before written.

                                  SCHEDULE 1

                                 THE SERVICES

In addition to the Services set out in the body of the Servicing Agreement, the Servicer shall:

(a) keep records and books of account for the Mortgages Trustee in relation to the Loans and their Related Security comprised in the Portfolio;

(b)   keep records for all taxation purposes and Value Added Tax;

(c)   notify relevant Borrowers of any change in their Monthly Payments;

(d) assist the auditors of the Mortgages Trustee and provide information to them upon reasonable request;

(e) provide a redemption statement upon the request of a Borrower or the Borrower's solicitor, licensed conveyancer or qualified conveyancer;

(f) notify relevant Borrowers of any other matter or thing which the applicable Mortgage Conditions or Offer Conditions require them to be notified of in the manner and at the time required by the relevant Mortgage Terms;

(g) subject to the provisions of this Agreement (including without limitation CLAUSE 5.2) take all reasonable steps to recover all sums due to the Mortgages Trustee including without limitation by the institution of proceedings and/or the enforcement of any Loan comprised in the Portfolio or any Related Security;

(h) take all other action and do all other things which it would be reasonable to expect a Reasonable, Prudent Mortgage Lender to do in administering its loans and their related security; and

(i) act as collection agent for the Mortgages Trustee under the Direct Debiting Scheme in accordance with the provisions of this Agreement.

                                  SCHEDULE 2

                        FORM OF INVESTOR MONTHLY REPORT

Date of Report [ ]

MORTGAGES

Number of Loans in Pool                                                    [ ]

Current Balance                                                     [POUND][ ]

Opening Trust Property                                              [POUND][ ]

Funding 1 Share                                                     [POUND][ ]

Funding 1 Share Percentage                                                 [ ]%

Funding 2 Share                                                     [POUND][ ]

Funding 2  Share Percentage                                                [ ]%

Seller Share                                                        [POUND][ ]

Seller Share Percentage                                                    [ ]%

Minimum Seller Share (Amount)                                       [POUND][ ]

Minimum Seller Share (% of Total)                                          [ ]%

ARREARS ANALYSIS OF NON REPOSSESSED MORTGAGES

                           Number        Principal     Arrears

Less than [ ] month        [ ]           [ ]           [ ]
[ ] - [ ] months           [ ]           [ ]           [ ]
[ ] - [ ] months           [ ]           [ ]           [ ]
[ ] - [ ] months           [ ]           [ ]           [ ]
[ ] - [ ] months           [ ]           [ ]           [ ]
[ ] months +               [ ]           [ ]           [ ]
Total                      [ ]           [ ]           [ ]

Properties in Possession   Number        Principal     Arrears

Total                      [ ]           [ ]           [ ]

Properties in Possession
Number Brought Forward                                 [ ]
Repossessed                                            [ ]
Sold                                                   [ ]
Number Carried Forward                                 [ ]
Average Time from
Possession to Sale                                     [ ]
Average Arrears at Sale                                [ ]
Repossessed                                            [ ]
MIG Claims Submitted                                   [ ]
MIG Claims Outstanding                                 [ ]
Average Time from Claim
to Payment                                             [ ]

Note: The arrears analysis and repossession information is as at close of business for the report month

Substitution                             Number      Principal
Substituted this period (this month)     [ ]         [ ]
Substituted to dated (since [ ])         [ ]         [ ]
CPR Analysis                             Monthly     Annualised
Current [ ] Month CPR Rate               [ ]%        [ ]%
Previous [ ] Month CPR Rate              [ ]%        [ ]%
Weighted Average Seasoning (by value)    [ ]
Average Loan Size                        [ ]
Weighted Average LTV (by value)          [ ]%
Product Breakdown
Fixed Rate                               [ ]%
Flexible -Together                       [ ]%

LTV LEVELS BREAKDOWN                  Number       Value
[ ] - [ ]%                            [ ]          [ ]
[ ] - [ ]%                            [ ]          [ ]
[ ] - [ ]%                            [ ]          [ ]
[ ] - [ ]%                            [ ]          [ ]
[ ] - [ ]%                            [ ]          [ ]
[ ] - [ ]%                            [ ]          [ ]
[ ] - [ ]%                            [ ]          [ ]
[ ] - [ ]%                            [ ]          [ ]
[ ] - [ ]%                            [ ]          [ ]
[ ] - [ ]%                            [ ]          [ ]
[ ] - [ ]%                            [ ]          [ ]
[ ] - [ ]%                            [ ]          [ ]
[ ] - [ ]%                            [ ]          [ ]
[ ] - [ ]%                            [ ]          [ ]
[ ] - [ ]%                            [ ]          [ ]
[ ]% +                                [ ]          [ ]
Totals                                [ ]          [ ]
NR Current Existing Borrowers' SVR                 [ ]
Effective Date of Change                           [ ]

NOTES              Outstanding    Rating              Reference Rate
                                  Moodys/S&P/Fitch
Funding 1 Notes
[ ]                [relevant      [ ] / [ ] / [ ]     [ ]%              [ ]%
                   currency
                   amount]
Funding 2 Notes

[ ]               [relevant       [ ] / [ ] / [ ]     [ ]%              [ ]%
                  currency
                  amount]

Funding 2 Reserve Required Amount                                    [POUND][ ]
Balance brought forward                                              [POUND][ ]
Drawings this period
Funding 2 General Reserve Fund top-up this period*                   [POUND][ ]
Excess Spread                                                        [POUND][ ]
Current Balance                                                      [POUND][ ]
General 1 Reserve Balance                                            [POUND][ ]
General 1 Reserve %                                                        [ ]%
Funding 1 Reserve Balance                                            [POUND][ ]
Funding 1 Reserve %                                                        [ ]%
*Top-ups only occur at the end of each quarter.

                                  SCHEDULE 3

                          MINIMUM SERVICING STANDARDS

1.    GENERAL SERVICING CONSIDERATIONS

(a) Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

2.    CASH COLLECTION AND ADMINISTRATION

(a) Payments on pool assets are deposited into the appropriate custodial bank accounts - the Permanent Mortgage Trustee GIC control account - no more than two business days of receipt.

(b) Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

(c) The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g. with respect to commingling of cash) as set forth in the transaction agreements.

(d) Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts - namely, the Permanent Mortgages Trustee GIC account, Permanent Funding (No.1) GIC account, Permanent Funding (No.2) GIC account, each Funding 1 Issuer's capital account, the Master Issuer's capital account, each Funding 1 Issuer's transaction account and the Master Issuer's transaction account. These reconciliations:

      (i)    Are mathematically accurate;

      (ii) Are prepared within 30 calendar days after the bank statement cut-off date;

      (iii) Are reviewed and approved by someone other than the person who prepared the reconciliation; and

      (iv) Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification.

3.    INVESTOR REMITTANCES

      Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

4.    POOL ASSET ADMINISTRATION

(a) The servicer has made reasonable endeavours to maintain collateral or security on pool assets.

(b) Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

(c) The servicer's records regarding the pool assets agree with the lender's records with respect to the unpaid principal balance.

(d) Changes with respect to the terms or status of a pool asset (for example loan modifications or re-ageings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

(e) Loss mitigation or recovery actions (e.g., foreclosures or repossessions) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements. Such programs include a hierarchy of workout procedures (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, as applicable).

(f) Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

(g) Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

(h) Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

(i) Any external enhancement or other support is maintained as set forth in the transaction agreements.

                                  SCHEDULE 4

                         FORM OF ANNUAL CERTIFICATION

Re:   Amended and Restated Servicing Agreement (as amended, supplemented or otherwise modified from time to time, the SERVICING AGREEMENT) dated as of [*], 2006, among Halifax plc, as Seller and Servicer, the Mortgages Trustee, the Beneficiaries and the Bank of New York

I, ________________________________, the _______________________ of [NAME OF
COMPANY], certify that:

1. I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the COMPLIANCE STATEMENT), the report on assessment of the Servicer's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the SERVICING CRITERIA), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the EXCHANGE ACT) and Item 1122 of Regulation AB (the SERVICING ASSESSMENT), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the ATTESTATION REPORT), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 20[*] that were delivered by the Servicer to the Mortgages Trustee pursuant to the Servicing Agreement (collectively, the SERVICING INFORMATION);

2. Based on my knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

3. Based on my knowledge, all of the Servicing Information required to be provided by the Servicer under the Administration Agreement has been provided to the Mortgages Trustee;

4. I am responsible for reviewing the activities performed by the Servicer and based on my knowledge and the Compliance Statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects; and

5. The Compliance Statement, the Servicing Assessment and Attestation Report required to be provided by the Servicer pursuant to the Agreement, have been provided to the Mortgages Trustee. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:   _________________________

By:

Name:   _________________________

Title:  _________________________

                                  SCHEDULE 5

          FORM OF SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF
                             COMPLIANCE STATEMENT

The assessment of compliance to be delivered by the Servicer shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

--------------------------------------------------------------------------------------------------------
                           Servicing Criteria                                      Applicable Servicing
                                                                                    Criteria
--------------------------------------------------------------------------------------------------------
  Reference                              Criteria
                             General Servicing Considerations
1122(d)(1)(i)       Policies and procedures are instituted to monitor any
                    performance or other triggers and events of default in
                    accordance with the transaction agreements.

1122(d)(1)(ii)      If any material servicing activities are outsourced to
                    third parties, policies and procedures are instituted to
                    monitor the third party's performance and compliance with
                    such servicing activities.

1122(d)(1)(iii)     Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)      A fidelity bond and errors and omissions policy is in
                    effect on the party participating in the servicing function throughout the reporting period in the amount of coverage
                    required by and otherwise in accordance with the terms of
                    the transaction agreements. Cash Collection and
                    Administration

1122(d)(2)(i)       Payments on mortgage loans are deposited into the
                    appropriate custodial bank accounts and related bank
                    clearing accounts no more than two business days following receipt, or such other number of days specified in the
                    transaction agreements.

1122(d)(2)(ii)      Disbursements made via wire transfer on behalf of an
                    obligor or to an investor are made only by authorized
                    personnel.

1122(d)(2)(iii)     Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees
                    charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)      The related accounts for the transaction, such as cash

                                      39


                    reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)       Each custodial account is maintained at a federally insured depository institution as set forth in the transaction
                    agreements. For purposes of this criterion, "federally
                    insured depository institution" with respect to a foreign
                    financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the
                    Securities Exchange Act.

1122(d)(2)(vi)      Unissued checks are safeguarded so as to prevent
                    unauthorized access.

1122(d)(2)(vii)     Reconciliations are prepared on a monthly basis for all
                    asset-backed securities related bank accounts, including
                    custodial accounts and related bank clearing accounts.
                    These reconciliations are (A) mathematically accurate; (B)
                    prepared within 30 calendar days after the bank statement
                    cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by
                    someone other than the person who prepared the
                    reconciliation; and (D) contain explanations for
                    reconciling items. These reconciling items are resolved
                    within 90 calendar days of their original identification,
                    or such other number of days specified in the transaction
                    agreements.

                                Investor Remittances and Reporting

1122(d)(3)(i)       Reports to investors, including those to be filed with the
                    Commission, are maintained in accordance with the
                    transaction agreements and applicable Commission
                    requirements. Specifically, such reports (A) are prepared
                    in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information
                    calculated in accordance with the terms specified in the
                    transaction agreements; (C) are filed with the Commission
                    as required by its rules and regulations; and (D) agree
                    with investors' or the trustee's records as to the total
                    unpaid principal balance and number of mortgage loans
                    serviced by the Servicer.

1122(d)(3)(ii)      Amounts due to investors are allocated and remitted in
                    accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)     Disbursements made to an investor are posted within two
                    business days to the Servicer's investor records, or such
                    other number of days specified in the transaction
                    agreements.

                                      40


1122(d)(3)(iv)      Amounts remitted to investors per the investor reports
                    agree with cancelled checks, or other form of payment, or
                    custodial bank statements.

                                     Pool Asset Administration

1122(d)(4)(i)       Collateral or security on mortgage loans is maintained as
                    required by the transaction agreements or related mortgage loan documents.

1122(d)(4)(ii)      Mortgage loan and related documents are safeguarded as
                    required by the transaction agreements.

1122(d)(4)(iii)     Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any
                    conditions or requirements in the transaction agreements.

1122(d)(4)(iv)      Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are
                    posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and
                    allocated to principal, interest or other items (e.g.,
                    escrow) in accordance with the related mortgage loan
                    documents.

1122(d)(4)(v)       The Servicer's records regarding the mortgage loans agree
                    with the Servicer's records with respect to an obligor's
                    unpaid principal balance.

1122(d)(4)(vi)      Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in
                    accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)     Loss mitigation or recovery actions (e.g., forbearance
                    plans, modifications and deeds in lieu of foreclosure,
                    foreclosures and repossessions, as applicable) are
                    initiated, conducted and concluded in accordance with the
                    timeframes or other requirements established by the
                    transaction agreements.

1122(d)(4)(viii)    Records documenting collection efforts are maintained
                    during the period a mortgage loan is delinquent in
                    accordance with the transaction agreements. Such records
                    are maintained on at least a monthly basis, or such other
                    period specified in the transaction agreements, and
                    describe the entity's activities in monitoring delinquent
                    mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency
                    is deemed temporary

                                      41


                    (e.g., illness or unemployment).

1122(d)(4)(ix)      Adjustments to interest rates or rates of return for
                    mortgage loans with variable rates are computed based on
                    the related mortgage loan documents.

1122(d)(4)(x)       Regarding any funds held in trust for an obligor (such as
                    escrow accounts): (A) such funds are analyzed, in
                    accordance with the obligor's mortgage loan documents, on
                    at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is
                    paid, or credited, to obligors in accordance with
                    applicable mortgage loan documents and state laws; and (C)
                    such funds are returned to the obligor within 30 calendar
                    days of full repayment of the related mortgage loans, or
                    such other number of days specified in the transaction
                    agreements.

1122(d)(4)(xi)      Payments made on behalf of an obligor (such as tax or
                    insurance payments) are made on or before the related
                    penalty or expiration dates, as indicated on the
                    appropriate bills or notices for such payments, provided
                    that such support has been received by the servicer at
                    least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)     Any late payment penalties in connection with any payment
                    to be made on behalf of an obligor are paid from the
                    servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)    Disbursements made on behalf of an obligor are posted
                    within two business days to the obligor's records
                    maintained by the servicer, or such other number of days
                    specified in the transaction agreements.

1122(d)(4)(xiv)     Delinquencies, charge-offs and uncollectible accounts are
                    recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)      Any external enhancement or other support, identified in
                    Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.
--------------------------------------------------------------------------------------------------------

[NAME OF SERVICER]

Date:   _________________________

By:     _________________________

Name:

Title:

SIGNATORIES

SERVICER

EXECUTED as a DEED by                       )
HALIFAX PLC                                      )
acting by its attorney                      )    .............................
in the presence of:                         )    (as attorney for HALIFAX PLC)

Witness's signature:

Name:

Address:

MORTGAGES TRUSTEE

EXECUTED as a DEED on behalf of             )
PERMANENT MORTGAGES                         )
TRUSTEE LIMITED,                            )
a company incorporated in Jersey,           )
Channel Islands, by                         )
being a person who,                         )
in accordance with the laws of that         )
territory is acting under the authority of  )
the company in the presence of:             )

Witness's signature:

Name:

Address:

SELLER

EXECUTED as a DEED by                       )
HALIFAX PLC                                      )
acting by its attorney                      )    .............................
in the presence of                          )    (as attorney for HALIFAX PLC)

Witness's signature:

Name:

Address:

FUNDING 1

EXECUTED as a DEED by                       )
PERMANENT FUNDING (NO. 1)                   )
LIMITED acting by two directors             )
in the presence of                          )    (as attorney for PERMANENT
                                                  FUNDING (NO. 1 ) LIMITED)

Witness's signature:...........................

Name:               ...........................

Address:            ...........................

FUNDING 2

EXECUTED as a DEED by                       )
PERMANENT FUNDING (NO. 2)                   )
LIMITED acting by two directors             )
in the presence of                          )    (as attorney for PERMANENT
                                                 FUNDING (NO. 2) LIMITED)

Witness's signature:...........................

Name:               ...........................

Address:            ...........................

FUNDING 1 SECURITY TRUSTEE

EXECUTED as a DEED by an authorised         )
signatory for and on behalf of              )
THE BANK OF NEW YORK                        )

Authorised signatory

FUNDING 2 SECURITY TRUSTEE

EXECUTED as a DEED by an authorised         )
signatory for and on behalf of              )
THE BANK OF NEW YORK                        )

Authorised signatory